UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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UMB Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE

2017 ANNUAL MEETING

OF SHAREHOLDERS

AND PROXY STATEMENT

April 25, 2017, at

9:00 a.m. CDT

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF THE 2017 ANNUAL MEETING OF

SHAREHOLDERS OF UMB FINANCIAL CORPORATION

Date and Time:	Tuesday, April 25, 2017, at 9:00 a.m. CDT

Place:	UMB Financial Corporation 1010 Grand Boulevard Kansas City, Missouri 64106

Items of Business:	The following matters will be presented to our shareholders:

1. the election of 12 directors for terms ending at the 2018 annual meeting of shareholders;

2. an advisory vote (non-binding) on the compensation paid to our named executive officers;

3. an advisory vote (non-binding) on the frequency of future advisory votes on the compensation of our named executive officers;

4. the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2017;

5. if properly introduced at the meeting, a shareholder proposal for the adoption of a policy requiring an independent Chair of our Board of Directors; and

6. any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Afterward, we will present a report on our business and operations.

Record Date:	You may vote at the meeting or any adjournment or postponement of the meeting only if you were a shareholder of record at the close of business on March 1, 2017.

Voting:

It is important that your shares be represented at the meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend in person. Please submit your proxy through the internet or by telephone, or please complete, sign, date, and return your proxy card in the provided envelope. You may revoke your proxy and vote your shares in person according to the procedures described in the attached proxy statement.

The date of this notice is March 14, 2017. The attached proxy statement and the related form of proxy are first being sent, given, or made available to shareholders on or about March 14, 2017.

By Order of the Board of Directors,

John C. Pauls Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on April 25, 2017:

The Proxy Statement and the Annual Report to Shareholders are available at www.edocumentview.com/umbf

ii

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and the related form of proxy are first being sent, given, or made available by UMB Financial Corporation (“we” or “UMB”) on or about March 14, 2017, to the shareholders of record of our common stock, par value of one dollar ($1.00) per share (“UMB stock”), at the close of business on March 1, 2017 (the “record date”), in connection with our 2017 annual meeting of shareholders and any adjournment or postponement of the meeting (the “Annual Meeting”).

The Annual Meeting will be held at 9:00 a.m. CDT on April 25, 2017, at our principal executive offices located at 1010 Grand Boulevard, Kansas City, Missouri 64106, for the purposes described in this proxy statement.

The following matters will be presented to our shareholders:

1.	the election of 12 directors for terms ending at the 2018 annual meeting of shareholders;

2.	an advisory vote (non-binding) on the compensation paid to our named executive officers;

3.	an advisory vote (non-binding) on the frequency of future advisory votes on the compensation paid to our named executive officers;

4.	the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2017;

5.	if properly introduced at the meeting, a shareholder proposal for the adoption of a policy requiring an independent Chair of our Board of Directors; and

6.	any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Afterward, we will present a report on our business and operations.

No shareholder has a dissenter’s right of appraisal or similar right in connection with any of these matters.

Attendance at the Annual Meeting will be limited to shareholders of record or their proxies, beneficial owners of UMB stock who present proof of ownership, and our guests. Attendees may be required to present a valid form of government-issued photo identification (such as a driver’s license) in order to gain admittance.

Proxies are being solicited to afford all shareholders of record an opportunity to vote on the matters being presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend in person.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING, THESE PROXY MATERIALS, AND VOTING YOUR SHARES

Why did I receive these proxy materials?

You received our proxy statement, annual report, or notice of internet availability of proxy materials, as applicable, because UMB’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that we are required to provide you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your shares.

What is a proxy?

A proxy is your grant of authority to another person to vote your shares. The person granted this authority is also called a proxy. When you designate a proxy, you may direct the proxy how to vote your shares.

Who may vote at the Annual Meeting?

Shareholders of record at the close of business on the record date may vote at the Annual Meeting. As of the record date, 49,840,198 shares of UMB stock were issued and outstanding and, therefore, eligible to be voted at the Annual Meeting. Each share of UMB stock is entitled to one vote.

Who is a shareholder of record or a beneficial owner?

“Shareholders of record” or “record holders” have shares of UMB stock registered in their names, either in book entry or certificate form, with our transfer agent, Computershare Trust Company. “Beneficial owners,” in contrast, own shares of UMB stock that are held in “street name” through a broker, bank, or other nominee.

Beneficial owners generally cannot vote their shares directly and must instead instruct their brokers, banks, or other nominees how to vote the shares. If you are a beneficial owner of UMB stock, your proxy is being solicited through your broker, bank, or other nominee.

What are my voting rights?

You may vote “FOR” or “WITHHOLD” on the nominees under Proposal #1. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposals #2, #4, and #5. You may vote “ONE,” “TWO,” “THREE,” or “ABSTAIN” on Proposal #3.

Cumulative voting will apply in connection with Proposal #1—election of directors. See “What vote is required for each proposal?” later in this section. Cumulative voting will not apply in connection with any other proposal at the Annual Meeting.

If you are a beneficial owner of shares, and you do not provide instruction to your broker, bank, or other nominee, your broker, bank or other nominee is not permitted to vote your shares on certain proposals. See “What vote is required for each proposal?” later in this section.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

• Proposal #1:	“FOR” the election of each of the 12 nominees to our Board;

• Proposal #2:	“FOR” the approval, on an advisory basis, of the compensation paid to our Named Executive Officers;

• Proposal #3:	“FOR” the approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our Named Executive Officers to occur every “THREE” years;

• Proposal #4:	“FOR” the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2017; and

• Proposal #5:	“AGAINST” the shareholder proposal for the adoption of a policy requiring an independent Chair of our Board.

What vote is required for each proposal?

• Proposal #1:	Plurality voting will apply—that is, the 12 nominees receiving the highest number of “FOR” votes will be elected.

Cumulative voting will also apply—that is, each shareholder will have a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the shareholder may cast all of those votes for a single nominee or may distribute whole (though not fractional) votes among more than one nominee in any proportion desired. If you want to utilize cumulative voting, please notify our transfer agent, Computershare Trust Company, at (636) 600-1714 prior to the Annual Meeting or vote by ballot at the Annual Meeting.

Voting “WITHHOLD” for one or more of the nominees will have no effect on the election of directors. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #2:

Majority voting will apply—that is, the approval, on an advisory basis, of the compensation paid to our named executive officers will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #3:

The shareholders will be deemed to have recommended, on an advisory basis, that the frequency of non-binding, advisory votes on the compensation paid to our Named Executive Officers be held every “ONE,” “TWO,” or “THREE” years, based on the option receiving the highest number of votes cast.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #4:

Majority voting will apply—that is, ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2017 will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee can exercise discretion in voting your shares on this matter if no instruction is received from you.

• Proposal #5:

Majority voting will apply—that is, approval of the shareholder proposal for the adoption of a policy requiring an independent Chair of our Board will require the affirmative (“FOR”) vote of the majority of the shares cast at the Annual Meeting.

Voting “ABSTAIN” on this matter will have no effect on the outcome. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

How do I vote my shares?

We strongly encourage all shareholders to submit their votes in advance of the Annual Meeting.

• Record Holders:

You may vote your shares (1) through the internet, (2) by telephone, (3) by completing, signing, dating, and returning your proxy card in the provided envelope, or (4) in person by ballot at the Annual Meeting. Other proxy materials that you receive together with this proxy statement contain the website address and the telephone number for internet or telephone voting. Internet or telephone votes must be received by 1:00 a.m. CDT on April 25, 2017, in order to be counted. Completed, signed, and dated proxy cards must be received prior to the Annual Meeting in order to be counted.

• Beneficial Owners:

You may not vote your shares directly but instead may instruct your broker, bank, or other nominee how to vote your shares. You should receive materials from your broker, bank, or other nominee with directions on how to provide voting instructions. Those materials also will identify the time by which your broker, bank, or other nominee must receive your voting instructions. The availability of internet or telephone voting will depend on the processes adopted by your broker, bank, or other nominee. If you want to vote your shares in person at the Annual Meeting, you will need to obtain a legally enforceable proxy from your broker, bank, or other nominee in advance and present that proxy to the inspectors of election together with a valid form of government-issued photo identification (such as a driver’s license).

• UMB Plans:

Holders of shares through the UMB Profit-Sharing and 401(k) Savings Plan (the “Profit-Sharing Plan”) or the UMB Employee Stock Ownership Plan (the “ESOP”) may not vote your shares directly but instead may instruct the trustee for the Profit-Sharing Plan or the ESOP how to vote your shares. Each holder who is a current employee of UMB and who has a valid UMB e-mail address will receive an e-mail from our transfer agent, Computershare Trust Company, describing how to access our proxy materials and how to provide voting instructions to the trustee. If you hold shares through the Profit-Sharing Plan and the ESOP, you will receive only one e-mail about both of them. Each holder who is not a current employee of UMB or who does not have a valid UMB e-mail address will receive our proxy materials in the mail and will be able to provide voting instructions to the trustee by internet, telephone or mail In all cases, however, voting instructions must be received by the trustee by 1:00 p.m. CDT on April 20, 2017.

If I am a record holder, what happens if I submit a valid proxy prior to the Annual Meeting but do not provide voting instructions?

If you as a record holder submit a valid proxy prior to the Annual Meeting but do not provide voting instructions, your shares will be voted according to the recommendations of the Board. See “How does the Board recommend that I vote?” earlier in this section.

If I am a beneficial owner, will my broker, bank, or other nominee vote for me if I do not provide voting instructions?

If you are a beneficial owner and do not provide voting instructions, your broker, bank, or other nominee has discretionary authority to vote your shares on Proposal #4—ratification of the Corporate Audit Committee’s engagement of KPMG LLP as our independent registered public accounting firm for 2017. Your broker, bank, or other nominee, however, does not have discretionary authority to vote your shares on Proposals #1, #2, #3 or #5.

If I hold shares through the Profit-Sharing Plan or the ESOP, will the trustee vote for me if I do not provide voting instructions?

If you hold shares through the Profit-Sharing Plan and do not provide voting instructions, the trustee will vote your shares in the same proportion that the other shares in the Profit-Sharing Plan are voted. If you hold shares through the ESOP and do not provide voting instructions, the trustee can exercise discretion in voting your shares.

Can other matters be decided at the Annual Meeting?

When this proxy statement was printed, we did not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If any other matter may be properly considered at the Annual Meeting, your proxy can exercise discretion in voting your shares on the matter. We do not anticipate that any other matter will be presented at the Annual Meeting.

Can I revoke or change my proxy?

You may revoke or change your proxy at any time before the vote is taken at the Annual Meeting.

If you are the record holder of UMB stock, you may revoke or change your proxy in the following ways:

•	by executing and delivering a later-dated proxy for the same shares in compliance with the requirements described in this proxy statement;

•	by voting the same shares again over the internet or telephone by 1:00 a.m. CDT on April 25, 2017;

•	by voting a ballot at the Annual Meeting; or

•	by notifying the Secretary of your revocation of the proxy prior to the Annual Meeting.

If you are the beneficial owner but not the record holder of UMB stock, you must follow the directions provided to you by your broker, bank, or other nominee. Any beneficial owner of shares who wants to revoke a proxy at the Annual Meeting will need to present to the inspectors of election a legally enforceable proxy from the broker, bank, or other nominee indicating that the person is the beneficial owner of the shares.

If you hold shares through the Profit-Sharing Plan or the ESOP, you must follow the directions provided to you by the trustee.

Who pays the costs of preparing the proxy materials and soliciting proxies?

We will pay the costs of preparing the proxy materials and soliciting proxies, including the reasonable charges and expenses of brokers, banks, and other nominees for forwarding proxy materials to beneficial owners and updating proxy cards and directions. We also have engaged Okapi Partners LLC to assist in the solicitation of proxies for an estimated fee of $10,000 plus disbursements.

In addition to our solicitation of proxies by mail, your proxy may be solicited by telephone, facsimile, internet, or e-mail or in person by directors, officers, or regular employees of UMB or its affiliates who will receive no additional compensation for doing so.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially owned (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) more than 5% of UMB stock at the close of business on March 1, 2017:

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
J. Mariner Kemper	4,699,522 (1)	9.43%
1010 Grand Boulevard
Kansas City, Missouri 64106
Blackrock, Inc.	4,586,788 (2)	9.20%
55 East 52nd Street
New York, New York 10055
FMR LLC	3,668,238 (3)	7.36%
245 Summer Street
Boston, Massachusetts 02210
The Vanguard Group	3,662,431 (4)	7.34%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)	The total stock ownership reported for J. Mariner Kemper is comprised of the following:

(a)	113,705 shares are owned directly.

(b)	1,902 shares are owned through the ESOP.

(c)	72,420 shares of unvested restricted stock are under Mr. Kemper’s authority to vote.

(d)	Options for 160,341 shares are owned directly, currently vested, and “in the money.”

(e)

290,397 shares are owned by Kemper Realty Company, and 395,989 shares are owned by Pioneer Service Corporation. Each of these are entities through which voting and investment decisions may be controlled, directly or indirectly, by Mr. Kemper.

(f)	3,662,768 shares are held by UMB Bank, National Association as either sole trustee or co-trustee. In each case, Mr. Kemper has or shares voting power. Of these shares:

(i)

2,161,386 shares are owned by the R. Crosby Kemper Jr. Marital Trust, but sole voting and dispositive authority is held by Mr. Kemper. This trust operates under the same trust documents that created, and is the successor trust to, the R Crosby Kemper Irrevocable Trust, with sole voting and dispositive authority held by Mr. Kemper.

(ii)

87,888 shares are owned by trusts under the will of Rufus Crosby Kemper, and 70,362 shares are owned by the Enid and Crosby Kemper Foundation. In each case, UMB Bank, National Association as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, Alexander C. Kemper, and Heather Kemper Miller, or any two of them.

(iii)

464,810 shares are owned by the R.C. Kemper Charitable Trust and Foundation, but sole voting and dispositive authority is held by the co-trustees: Mr. Kemper, Thomas J. Wood III, and Sheila Kemper Dietrich.

(iv)

819,756 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation, but sole voting and dispositive authority is held by the majority of the non-corporate co-trustees: Mr. Kemper, Mary S. Kemper, R. Crosby Kemper III, and Mary Kemper Wolf.

(v)

58,566 shares are owned by the R. Crosby Kemper Irrevocable Dynasty Trust, but sole voting and dispositive authority is held by the majority of Mr. Kemper, R. Crosby Kemper III, Sheila Kemper Dietrich, Alexander C. Kemper, Heather Kemper Miller, and Mary Kemper Wolf.

(g)

1,000 shares are owned by Mr. Kemper’s son, and 1,000 shares are owned by Mr. Kemper’s daughter, and are managed in custodial accounts in their names. Mr. Kemper is the custodian of these accounts and retains voting and dispositional power over these shares.

(2)

This is according to information provided to UMB in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 27, 2017. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power over 4,441,326 shares of UMB stock and sole dispositive power over 4,586,788 shares of UMB stock.

(3)

This is according to information provided to UMB in a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2017. According to the Schedule 13G, FMR LLC has sole voting power over 38,829 shares of UMB stock and sole dispositive power over 3,668,238 shares of UMB stock.

(4)

This is according to information provided to UMB in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2017. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 52,970 shares of UMB stock, shared voting power over 4,140 shares of UMB stock, sole dispositive power over 3,607,434 shares of UMB stock, and shared dispositive power over 54,997 shares of UMB stock.

Stock Owned by Directors, Nominees, and Executive Officers

This table sets forth the number of shares of UMB stock that were beneficially owned at the close of business on March 1, 2017, by a director, a nominee, or a Named Executive Officer (as defined in “Compensation Discussion and Analysis—Overview” later in this proxy statement). It also includes the number of shares that were beneficially owned at the close of business on March 1, 2017, by all directors and Executive Officers (as defined in “Section 16(a) Beneficial Ownership Reporting Compliance” later in this section) as a group. The individuals designated as our Executive Officers are also our executive officers as defined in Rule 3b-7 of the Exchange Act.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Robin C. Beery	1,432		*
Nancy K. Buese	5,885		*
Terrence P. Dunn	18,381		*
Kevin C. Gallagher	14,323		*
Greg M. Graves	18,130		*
Michael D. Hagedorn	83,998		*
Andrew J. Iseman	5,682		*
Alexander C. Kemper	231,625	(2)	*
J. Mariner Kemper	4,699,522	(3)	9.43%
Gordon E. Lansford, III	35		*
Kevin M. Macke	16,385		*
Timothy R. Murphy	549		*
Kris A. Robbins	7,070		*
Ram Shankar	4,765		*
L. Joshua Sosland	7,212		*
Dylan E. Taylor	0		*
Thomas S. Terry	41,262		*
Paul Uhlmann III	15,115		*
Leroy J. Williams, Jr	644		*
All Directors and Executive Officers as a Group	5,027,660	(4)	10.09%

*	Less than 1% of the outstanding shares.

(1)

These numbers include (a) shares owned directly by the individuals or members of their immediate families who share the same household, (b) shares owned in trust, (c) shares otherwise held through indirect forms of ownership and over which the individuals exercise sole or shared voting or investment power, (d) shares of restricted stock owned by the Named Executive Officers and the Executive Officers that have not vested but over which the Named Executive Officers and the Executive Officers have voting power, and (e) shares that are subject to outstanding options exercisable within 60 days. The following Named Executive Officers have options that are exercisable within 60 days for the number of shares of UMB stock shown: J. Mariner Kemper – 160,341 shares; Michael D. Hagedorn – 24,517 shares; Kevin M. Macke – 3,219 shares; and Thomas S. Terry – 9,803 shares. Executive Officers (excluding the Named Executive Officers) collectively hold options, exercisable within 60 days, to acquire 29,210 shares of UMB stock. In addition, Kris A. Robbins has pledged 3,000 shares as security for a line of credit.

(2)

The total stock ownership reported for Alexander C. Kemper is comprised of the following: (a) 14,809 shares owned directly, (b) 58,566 shares held by UMB Bank, National Association as either sole trustee or co-trustee, where voting or investment power is shared with other family members (including J. Mariner Kemper), and (c) 87,888 shares owned by trusts under the will of Rufus Crosby Kemper and 70,362 shares owned by the Enid and Crosby Kemper Foundation, where UMB Bank, National Association as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, J. Mariner Kemper, and Heather Kemper Miller, or any two of them.

(3)

The total stock ownership reported for Paul Uhlmann III is comprised of (a) 12,915 shares owned directly and (b) 2,200 shares owned by three trusts where voting and dispositive power is shared with his wife.

(4)	Shares held in foundations, trusts, or companies over which more than one director or Executive Officer share voting or investment power have been included only one time in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each officer (as defined in Section 16(a) and Rule 16a-1 of the Exchange Act, an “Executive Officer”), each director on our Board, and any person who beneficially owns more than 10% of UMB stock (collectively, the “reporting persons”) to file with the SEC reports of ownership and changes in ownership of UMB stock. SEC rules also require each reporting person to send or deliver to UMB a copy of each statement filed with the SEC by that person under Section 16(a).

Based solely on a review of the copies furnished to UMB during or with respect to 2016 and written representations from reporting persons that no Forms 5 were required to be filed, UMB believes that each person who was a reporting person during 2016 timely filed the reports required by Section 16(a) of the Exchange Act during 2016, except as follows: (i) Greg M. Graves, a director on the Board, filed late Forms 4 reporting the purchase through UMB’s dividend reinvestment plan (the “Dividend Reinvestment Plan”) of (1) 243.79 shares of UMB stock on August 11, 2016, and (2) 16.54 shares of UMB stock on September 8, 2016; (ii) Andrew J. Iseman, an Executive Officer during 2016, filed a late Form 4/A on March 14, 2016 reporting the withholding of 1,931 shares of UMB stock for the payment of taxes when restricted stock vested on January 1, 2016; and (iii) Shannon A. Johnson, an Executive Officer during 2016, filed a late Form 4 on March 22, 2016 reporting the withholding of 25 shares for the payment of taxes when restricted stock vested on March 14, 2016.

CORPORATE GOVERNANCE

Overview

UMB is committed to robust corporate-governance principles and practices. In addition to the information provided in this proxy statement, we maintain the following documents in the Corporate Governance menu at www.umb.com/investor:

•	Corporate Governance Guidelines;

•	Code of Ethics;

•	Charter of the Compensation Committee;

•	Charter of the Corporate Audit Committee;

•	Charter of the Corporate Governance & Nominating Committee; and

•	Charter of the Risk Committee.

You may request a copy of any of these documents by sending a written request for one to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities to UMB and our shareholders. These Governance Guidelines serve as a flexible framework within which the Board may conduct business.

Code of Ethics

UMB believes that integrity is paramount. While all business is based to some degree on trust, our business has trust as a core principle. Being honest and fair to our customers, shareholders, and associates is not just a value but a moral imperative. In keeping with these principles, the Board has adopted a Code of Ethics (the “Code of Ethics”).

The Code of Ethics applies to all directors, advisory directors, and associates of UMB, including the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer.

There were no waivers from any provision of the Code of Ethics in 2016. We will post any amendment to the Code of Ethics, as well as any waiver that is required to be disclosed under applicable rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”), in the Corporate Governance menu at www.umb.com/investor. A copy of the Code of Ethics will be provided without charge to any person who sends a written request for one to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

The Board of Directors

Overview

UMB’s bylaws (the “Bylaws”) allow for not less than 8 and not more than 18 directors, with the exact number to be set by the Board from time to time. The Board currently has 12 seats. The Board believes that this size is appropriate based on UMB’s present circumstances. All seats on the Board are up for election annually.

Of the 12 current directors, 10 have been determined by the Board to be independent under Item 407(a) of SEC Regulation S-K and “Independent Directors” under NASDAQ Listing Rule 5605(a)(2) (each “independent” and an “independent director”). Ten of the current directors, and two new director nominees, constitute all of the nominees for election at the Annual Meeting.

The primary responsibility of the directors is to exercise their business judgment to oversee and direct the business and affairs of UMB. Specific responsibilities of the Board include:

•	selecting and evaluating the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning;

•	reviewing, approving, and advising management on the business strategies of UMB, significant corporate actions, and major transactions;

•	understanding, reviewing, and monitoring the implementation of strategic plans and budgets;

•	reviewing assessments of, and advising management with respect to, significant risks and issues facing UMB; and

•

confirming the establishment of, and monitoring compliance with, processes designed to ensure the integrity of UMB’s actions, including in connection with (1) financial statements and financial reporting, (2) relationships with customers, suppliers, and other constituencies, and (3) compliance with applicable law and the Code of Ethics.

The Board’s Leadership Structure

The Board appoints one of its members to serve as Chair. The Board, in consultation with the Corporate Governance & Nominating Committee (the “Governance Committee”), evaluates from time to time whether an independent Chair would be in the best interests of UMB and its shareholders. Among the factors considered by the Board are the qualifications and performance of any non-independent Chair, the percentage of independent directors on the Board, the degree of independent oversight exercised by the Board, the soundness of UMB’s corporate governance structure and policies, and the performance of UMB.

Based on this evaluation, the Board has determined that the best interests of UMB and its shareholders are currently served by J. Mariner Kemper holding the positions of Chair and Chief Executive Officer. For more about this conclusion, see the Board’s response to “Proposal #5—Shareholder Proposal for the Adoption of a Policy Requiring an Independent Chair of the Board” later in this proxy statement.

Under our Bylaws and Governance Guidelines, whenever the Chair does not qualify as an independent director, the independent directors elect a lead independent director (the “Lead Director”). The Lead Director is responsible for the following:

•	presiding at meetings of the Board when the Chair is not present;

•	convening and presiding over periodic meetings of the independent directors (at which only independent directors are present);

•	approving agendas for meetings of the Board and information to be sent to the Board;

•	approving schedules of meetings of the Board to ensure that sufficient time is afforded to discuss all agenda items;

•	serving as a liaison between the independent directors and the Chair;

•

holding periodic meetings with the Chair and Chief Executive Officer to discuss matters of importance to the independent directors, acting as the informal spokesperson for the independent directors, and helping to facilitate the Board’s oversight of management;

•	serving as an advocate for the interests of UMB’s shareholders;

•	ensuring, if requested by major shareholders of UMB, that the Lead Director is available for consultation and direct communications; and

•	coordinating the activities of the other independent directors and performing such other duties and responsibilities as a majority of the independent directors may specify from time to time.

Our current Lead Director is Terrence P. Dunn, who is also the Chair of the Governance Committee. Mr. Dunn is a past chair of the board of directors of the Federal Reserve Bank of Kansas City, has served as an independent director on other public-company boards, and has led one of the largest construction companies in the United States. As Mr. Dunn is not standing for re-election at the Annual Meeting, the Governance Committee nominated, and the independent directors approved, Mr. Graves for appointment as the Lead Director following the Annual Meeting. Mr. Graves was previously the Chief Executive Officer and Chairman of Burns & McDonnell and has been a director with the Company since 2003.

The Board’s Role in Risk Oversight

Among the Board’s specific responsibilities is oversight of the risk-management policies of UMB’s global operations and the operation of UMB’s global risk-management framework.

The Board has created a Risk Committee (the “Risk Committee”) that is comprised only of independent directors and that is charged with approving and periodically reviewing the risk-management policies of our global operations (collectively, the “Enterprise Risk Management Policy”), including statements of risk appetite, and adapting the Enterprise Risk Management Policy when and as appropriate to changes in our structure, risk profile, complexity, activities, or size.

The Board also has created three committees comprised of senior officers of UMB or its subsidiaries to support the Risk Committee in developing and overseeing the operation of the Enterprise Risk Management Policy:

•

the Asset and Liability Committee, which assists in the oversight of (1) the assets and liabilities of UMB and UMB Bank, National Association (the “Bank”), (2) the liquidity, interest-rate, market, or similar risk-management practices of UMB and the Bank, and (3) the capital positions of UMB and the Bank;

•	the Credit Committee, which assists in the oversight of the credit, counterparty, or similar risk-management practices of UMB and the Bank; and

•	the Enterprise Risk Committee, which assists in the oversight of the strategic, operational, reputational, compliance, or similar risk-management practices of UMB and the Bank.

In addition, the Corporate Audit Committee (the “Audit Committee”) assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. The Compensation Committee (the “Compensation Committee”) likewise assists the Board in ensuring that UMB’s compensation programs incent balanced risk-taking within established appetites, tolerances, and limits and promote the sustained operating and financial performance of UMB. The Compensation Committee also approves and oversees the succession planning for senior management of the Company, including the Chief Executive Officer.

UMB maintains as well, under the leadership of its Chief Risk Officer, a robust enterprise risk management program designed to identify, quantify, monitor, report, and control risks that we face. The Chief Risk Officer supplies the Board, directly or through the Risk Committee, with regular reports on the operation of this program, the evolving risks to our businesses, and the controls and other mitigants utilized to manage those risks. The Board, in turn, considers these reports, as well as other information from management or third parties, in reviewing and approving our strategic direction and otherwise overseeing and directing our business and affairs.

Independent Directors

The Board has determined that the following directors are independent directors:

Robin C. Beery	Kevin C. Gallagher	L. Joshua Sosland
Nancy K. Buese	Greg M. Graves	Paul Uhlmann III
Terrence P. Dunn	Timothy R. Murphy Kris A. Robbins	Leroy J. Williams, Jr.

These directors comprise over three-quarters of the Board. Further, the Board has determined that Messrs. Lansford and Taylor, the two new director candidates nominated for election, are independent. J. Mariner Kemper and Alexander C. Kemper have been found not to be independent due to their employment by UMB or familial relationship to UMB’s Chief Executive Officer, respectively.

In evaluating the independence of each director, the Board reviewed and deliberated on transactions, relationships, and arrangements between the director or any related person or interest and UMB or any of its subsidiaries. In particular, the Board considered the following matters: (1) independent directors or related persons or interests have varying degrees of banking relationships with UMB or its subsidiaries, such as deposit accounts, extensions of credit, trust services, or investment services; (2) seven of the independent directors or related persons or interests are associated with commercial entities that received commitments or extensions of credit from UMB or its subsidiaries; and (3) one of the independent directors or related persons or interests is associated with commercial entities that provided services in the ordinary course of business to UMB or its subsidiaries. All of these transactions, relationships, and arrangements, in the judgment of the Board, were made on terms and under circumstances at least as favorable to UMB or its subsidiaries as those that were prevailing at the time for comparable transactions, relationships, or arrangements with unrelated persons or interests or those that would have applied to unrelated persons or interests. The Board also concluded that none of these transactions, relationships, or arrangements—other than one that involves a related person associated with Mr. Dunn and one that involves a related person associated with Mr. J. Mariner Kemper and Mr. Alexander C. Kemper, both of which have been approved by the Audit Committee and are discussed later in this section—require disclosure under Item 404(a) of SEC Regulation S-K. See “Transactions with Related Persons” later in this section. The Board determined as well that no independent director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The Board maintains four standing committees that are comprised only of independent directors (the “Committees”): the Compensation Committee, the Audit Committee, the Governance Committee, and the Risk Committee. The charter for each of these Committees can be found in the Corporate Governance menu at www.umb.com/investor.

Compensation Committee

The Compensation Committee is currently comprised of six independent directors: Greg M. Graves (Chair), Robin C. Beery, Timothy R. Murphy, L. Joshua Sosland, Paul Uhlmann III, and Leroy J. Williams, Jr.

Messrs. Graves, Sosland, Uhlmann, and Williams, and Ms. Beery, served on the Compensation Committee throughout all of 2016. Mr. Murphy was appointed in July 2016 as an additional member.

The Board has determined that all of the current members are qualified to serve on the Compensation Committee under applicable rules of the SEC, NASDAQ, or the Department of the Treasury (including the independence, non-employee-director, and outside-director requirements for compensation-committee members).

Among the Compensation Committee’s primary functions are the following:

•	assisting the Board in fulfilling its responsibilities to oversee compensation programs, including long- and short-term incentive compensation plans, for the executive officers of UMB;

•

assisting UMB’s management in its preparation of the disclosures and other information relating to executive-compensation matters that are required by applicable law to be contained in UMB’s proxy statement;

•	recommending to the Board the compensation of non-employee directors of UMB;

•

establishing and administering the principal components of compensation (including salary, bonuses, incentive programs, and retention awards) for the Chief Executive Officer, the Chief Financial Officer, and other designated executive officers of UMB;

•	approving and overseeing the Company’s succession planning for certain key personnel; and

•	administering or overseeing the administration of UMB’s equity-based compensation plans, including grants of restricted stock or options.

The Compensation Committee also (1) reviews and makes recommendations in connection with matters involving say-on-pay and say-when-on-pay votes by UMB’s shareholders and (2) reviews and approves or ratifies related person transactions involving compensation.

A narrative description of the processes for considering and determining executive and director compensation, including (a) the Compensation Committee’s authority and the extent to which that authority may be delegated and (b) the roles of UMB’s Executive Officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, can be found in “Compensation Discussion and Analysis,” and “Corporate Governance—2016 Director Compensation” later in this proxy statement.

Audit Committee

The Audit Committee is currently comprised of four independent directors: Nancy K. Buese (Chair), Robin C. Beery, Kevin C. Gallagher, and Kris A. Robbins. Ms. Buese, Ms. Beery and Messrs. Gallagher and Robbins served on the Audit Committee throughout all of 2016.

The Board has determined that all of the current members are qualified to serve on the Audit Committee under applicable rules of the SEC or NASDAQ (including the independence requirements for audit-committee members) and that Ms. Buese and Mr. Robbins are audit committee financial experts and financially sophisticated under those applicable rules. The Board also determined that Messrs. Lansford and Taylor, new director candidates nominated for election at the Annual Meeting, are audit committee financial experts and/or financially sophisticated under those applicable rules.

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. In particular, the Audit Committee’s role includes assisting the Board in overseeing:

•	the integrity of UMB’s financial statements and related reporting processes;

•	each independent auditor’s qualifications, independence, and performance;

•	the performance of UMB’s internal audit function; and

•	UMB’s compliance with regulatory and other legal requirements.

The Audit Committee has sole authority over the appointment and replacement of UMB’s independent auditors and is directly responsible for the compensation and oversight of UMB’s independent auditors. The Audit Committee also approves the risk-assessment methodology, risk assessment, and annual audit plan of the internal audit function and all decisions on the appointment, removal, and compensation of UMB’s Director of Corporate Audit Services. In addition, the Audit Committee (1) reviews and approves or ratifies related-person transactions (other than those involving compensation that are reviewed and addressed by the Compensation Committee), (2) reviews the summary of any complaint reporting a violation of the Code of Ethics, applicable law, or UMB’s policies and monitors any authorized internal investigation of such a complaint, and (3) establishes procedures for the receipt, retention, and treatment of any complaint about accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by UMB’s associates of any concern about questionable accounting or auditing matters.

Governance Committee

The Governance Committee is currently comprised of five independent directors: Terrence P. Dunn (Chair), Greg M. Graves, Timothy R. Murphy, L. Joshua Sosland, and Paul Uhlmann III. Each of these directors served on the Governance Committee throughout all of 2016, with the exception of Mr. Murphy who was appointed to the Committee in July of 2016.

Among the Governance Committee’s primary functions are the following:

•	making recommendations about the size, organization, and composition of the Board as well as its committee structure and make-up;

•	identifying and evaluating candidates to become or remain members of the Board;

•	recommending director nominees for each Committee (including the Chair of each Committee);

•	leading the Board in its periodic reviews of its and each Committee’s performance;

•	assisting the Board in attracting and electing qualified and experienced independent directors;

•	recommending the Governance Guidelines, including amendments, for approval by the Board;

•	monitoring the effectiveness of the Board;

•	evaluating and making recommendations to the Board about corporate governance policies and practices; and

•	providing consultation or assistance to the Board on other corporate governance matters that may be referred by the Board from time to time.

The Governance Committee has incorporated its policies on the nomination process for directors into the Governance Guidelines. See “Proposal #1—Election of Directors” later in this proxy statement.

Risk Committee

The Risk Committee is currently comprised of five independent directors: Kris A. Robbins (Chair), Robin C. Beery, Nancy K. Buese, Kevin C. Gallagher, and Leroy J. Williams, Jr. All of the director members served on the Risk Committee throughout all of 2016.

Among the Risk Committee’s primary functions are the following:

•

approving and periodically reviewing the Enterprise Risk Management Policy, including statements of risk appetite, and adapting the Enterprise Risk Management Policy when and as appropriate to changes in UMB’s structure, risk profile, complexity, activities, or size;

•	overseeing the operation of UMB’s global risk-management framework commensurate with UMB’s structure, risk profile, complexity, activities, and size;

•	ensuring that UMB’s global risk-management framework includes:

¡	appropriate policies and procedures establishing risk-management governance, risk-management procedures, and risk-control infrastructure for UMB’s global operations,

¡

appropriate processes and systems, such as strategic risk assessments and key risk indicators, for identifying and reporting risks and risk-management deficiencies (including in connection with emerging risks) and for ensuring effective and timely implementation of actions to address emerging risks and risk-management deficiencies for UMB’s global operations,

¡	appropriate processes and systems for establishing managerial and employee responsibility for risk management,

¡	appropriate processes and systems for ensuring the independence of the risk management function,

¡	appropriate processes and systems for integrating risk management and associated controls with management goals and UMB’s compensation structure for its global operations,

¡	appropriate processes and systems for conducting internal loan reviews according to annual or other periodically established plans, and

¡

appropriate processes and systems for otherwise implementing and monitoring compliance with UMB’s policies and procedures establishing risk management governance, risk management procedures, and risk-control infrastructure for its global operations;

•

receiving and reviewing reports from the Chief Risk Officer, the officer in charge of the internal loan-review function, the Asset and Liability Committee, the Credit Committee, and the Enterprise Risk Committee;

•	receiving and reviewing examination reports and other communications from regulatory agencies that supervise or otherwise exercise authority over UMB or any of its subsidiaries; and

•	ensuring that appropriate resources of UMB are allocated to its global risk-management framework.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during 2016 (1) is or has been an officer or employee of UMB or its subsidiaries or (2) has or had any relationship requiring disclosure by UMB under any paragraph of Item 404 of SEC Regulation S-K. No relationship described in Item 407(e)(4)(iii) of SEC Regulation S-K existed during 2016.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings of Shareholders

The Board met five times in 2016, and the independent directors met in executive session chaired by the Lead Director four times. In addition, during the year, the Audit Committee met five times and took action one time by unanimous written consent, the Compensation Committee met four times, the Governance Committee met three times and took action one time by unanimous written consent, and the Risk Committee met four times.

Each director attended at least 75% of the aggregate of (1) the total number of meetings held in 2016 by the Board during the period when the director was serving in that capacity and (2) the total number of meetings held in 2016 by all applicable Committees during the period when the director was serving on those Committees.

Under the Governance Guidelines, directors are strongly encouraged to attend the annual meeting of shareholders in order to provide an opportunity for informal communication between directors and shareholders and to enhance the Board’s understanding of shareholder priorities and perspectives. All directors who sat on the Board at the time of the 2016 annual meeting of shareholders were present at that meeting.

Communications with the Board of Directors

Under the Governance Guidelines, if any shareholder wishes to communicate with the Board or individual directors, the communication must be in writing, addressed to the Board or the director, and delivered to the following address: UMB Financial Corporation, c/o the Corporate Secretary and the Chair of the Corporate Governance & Nominating Committee, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Secretary will acknowledge the communication and will provide the Chair of the Board and the Chair of the Governance Committee with a copy or a summary. Any or no action may be taken in response to the communication as is judged to be necessary or appropriate and consistent with applicable law. Any director may review a log of all communications that have been received by the Secretary and addressed to the Board or individual directors and may obtain from the Secretary a copy of those communications. Any communication from a shareholder that expresses a concern about any accounting, financial reporting, or internal control matter will be promptly conveyed to the Chair of the Audit Committee and will be addressed consistent with the processes and procedures adopted by the Audit Committee.

Transactions with Related Persons

Statement of Policy and Process

We have adopted a written Statement of Policy and Process (the “Statement of Policy and Process”) that requires the Audit Committee to review and to approve or ratify any related person transaction, other than one involving compensation that is reviewed and addressed by the Compensation Committee.

A “related person transaction” under the Statement of Policy and Process is an existing or currently proposed transaction or series of similar transactions where (1) UMB or any of its subsidiaries was or will be a participant, (2) the amount involved exceeds $120,000, and (3) any related person had or will have a direct or indirect material interest. Related person transactions include any existing or currently proposed transaction or series of similar transactions for which disclosure under Item 404(a) of SEC Regulation S-K is mandated. The term “related person” under Item 404(a) means, at the applicable time, (a) any director or executive officer of UMB, (b) any nominee to the Board, (c) any beneficial owner of more than 5% of UMB stock, and (d) any immediate family member (as defined in Item 404) of any of those directors, executive officers, nominees, or beneficial owners. An indirect material interest can arise from a related person’s position or relationship with a firm, corporation, or other entity that engages in a transaction with UMB (excluding any interest arising only from the person’s position as a director of such an entity, the person’s direct or indirect attributed ownership of less than a 10% equity interest in such a corporate or similar entity, or the person’s position as a limited partner with less than a 10% direct or indirect attributed interest in such a partnership entity).

No review, approval, or ratification, however, is required under the Statement of Policy and Process for a transaction (i) where the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier or a public utility at rates or charges fixed in conformity with law or governmental authority, (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (iv) where the interest of the related person arises solely from the ownership of UMB stock and all holders of UMB stock receive the same benefit on a pro rata basis, or (v) involving indebtedness extended by any of UMB’s banking or broker-dealer subsidiaries if the extension of credit was made in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Key personnel in businesses and operations of UMB or its subsidiaries that could possibly engage in related person transactions are responsible for monitoring and reporting to the General Counsel any existing or contemplated transaction that may be covered by the Statement of Policy and Process. The General Counsel will review this and other appropriate information, will inform the Audit Committee of any transaction that may require review, and will provide the Audit Committee with the information necessary to conduct the review. If any transaction is executed without the Audit Committee’s prior approval and the Audit Committee decides not to ratify it, UMB’s management will be directed by the Audit Committee to rescind or terminate the transaction as promptly and on as favorable of terms as feasible.

No member of the Audit Committee or the Compensation Committee participates in any review or consideration of any related-person transaction involving the member, the member’s immediate family, or a related entity.

Under the Statement of Policy and Process, when considering whether to approve or ratify a related-person transaction, the Audit Committee will consider (A) the terms of the transaction, (B) whether consummation of the transaction is consistent with the best interests of UMB and its shareholders, (C) the benefits likely to accrue to UMB, (D) the extent of the related person’s interest in the transaction, (E) whether the transaction presents a heightened risk of conflicts of interest or improper valuation or the perception of such a conflict or valuation, (F) any impact that the transaction may have on a director’s independence, (G) the availability of comparable products or services from sources other than the related person, (H) whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances or on terms comparable to those provided to UMB’s employees generally, and (I) whether UMB is obtaining products or services of a nature, quantity, or quality or on other terms that are not readily available from alternative sources.

Transactions Since January 1, 2016

The Audit Committee has reviewed and approved the following transactions since January 1, 2016:

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For more than 20 years, the Bank has leased from Pioneer Service Corporation (“Pioneer”) one or more commercial billboards in the Kansas City metropolitan area and has used these billboards exclusively for the Bank’s purposes. Approximately 89% of the stock of Pioneer is collectively owned by Alexander C. Kemper, J. Mariner Kemper, and members of their immediate families and related entities. Each of these named individuals also serves or served as an executive officer of Pioneer. In December 2015, the Company and Pioneer executed a new lease, extending the term of the lease through 2018. The annual rental rate under the lease is $110,000. We made lease payments of $110,000 to Pioneer during 2016, and expect to make lease payments of $110,000 in both 2017 and 2018.

•

In September 2015, UMB Fund Services, Inc. (“UMBFS”) executed an agreement to provide administration, fund accounting, and investor recordkeeping services to an investment company affiliated with Pollen, Inc., which does business as C2FO (“C2FO”). Alexander C. Kemper is the Chairman and Chief Executive Officer of C2FO and, together with members of his immediate family and related entities, owns approximately 19% of the stock of C2FO. The services to be provided under the agreement once the investment company’s operations commence are substantially the same as those routinely provided by UMBFS to similarly structured clients, and the asset-based and fixed fees to be charged by UMBFS represent its standard compensation for services to similarly structured clients. The agreement has an initial term of three years and will automatically renew for additional one-year terms unless either party provides notice of termination. No payments were made to UMBFS during 2015 under the agreement. Payments during 2016 totaled less than $20,000, and amounts billed by UMBFS for the first quarter of 2017 total less than $10,000.

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In February 2016, the Bank executed a general contracting agreement with JE Dunn Construction Company (“JE Dunn”)—which is a subsidiary of JE Dunn Construction Group, Inc. (“JE Dunn Group”)—in connection with tenant improvements to office space that is leased by the Bank in Phoenix, Arizona. Terrence P. Dunn is a member of the board of directors of JE Dunn Group and, together with members of his immediate family and related entities, owns approximately 83% of the stock of JE Dunn Group. The payment structure of the agreement is cost of work plus a fee with a guaranteed maximum price, and the payment and other terms are substantially similar to those approved by the Bank for other commercial real-estate construction projects with strict time constraints. No payments were made to JE Dunn during 2015 under the agreement, and payments during 2016 totaled less than $60,000. No payments have been made in 2017.

The Audit Committee also has recognized that many of UMB’s related persons have engaged in credit or other banking transactions with one or more of UMB’s banking or broker-dealer subsidiaries in the ordinary course of the subsidiary’s business. Each transaction was executed on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, since 2016, the Compensation Committee has reviewed and approved the compensation for Heather Kemper Miller, the sister of J. Mariner Kemper and Alexander C. Kemper. Ms. Miller is the Executive Vice President of Sales, Marketing, and Communication for UMB. Ms. Miller’s compensation in 2016 totaled $366,761, which included (1) $198,461 in salary, (2) $69,300 under the 2015 Short-Term Program, and (3) grants under the 2016 Long-Term Program that were valued at $99,000 on the grant date. Ms. Miller’s salary effective March 23, 2017, will be $205,000, and she has been awarded in 2017 (a) $77,000 under the 2016 Short-Term Program and (b) awards under the 2017 Long-Term Program that were valued at $100,000 on the grant date.

There has been no transaction since January 1, 2016, that is required to be reported under Item 404(a) but that did not require review and approval or ratification under the Statement of Policy and Process or for which the Statement of Policy and Process was not followed.

2016 DIRECTOR COMPENSATION

For their service on the Board during 2016, non-employee directors received an annual retainer of (1) $40,000 in cash and (2) fully vested UMB stock having a value equal to $45,000 on the grant date. No separate fee is paid for attendance at meetings of the Board. Directors who are also employees of UMB receive no separate compensation for serving on the Board.

In addition, for 2016, the Lead Director received an annual retainer of $30,000 in cash. The Chairs of the Audit Committee and the Risk Committee received annual retainers of $14,000 in cash, and the Chairs of the Compensation Committee and the Governance Committee received annual retainers of $10,000 in cash. Members of the Audit Committee received $2,000 in cash for each Committee meeting attended, and members of the Compensation Committee, the Governance Committee, and the Risk Committee received $1,000 in cash for each Committee meeting attended.

The total compensation received by UMB’s non-employee directors for 2016 is reflected in the following table:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Robin C. Beery	58,073	39,959	98,032
Nancy K. Buese	68,073	39,959	108,032
Terrence P. Dunn	83,073	39,959	123,032
Kevin C. Gallagher	54,073	39,959	94,032
Greg M. Graves	57,073	39,959	97,032
Alexander C. Kemper	40,073	39,959	80,032
Timothy R. Murphy	22,036	0	22,036
Kris A. Robbins	68,073	39,959	108,032
L. Joshua Sosland	47,073	39,959	87,032
Paul Uhlmann, III	47,073	39,959	87,032
Leroy J. Williams, Jr.	46,073	0	46,073

(1)	These are the total fees earned during 2016, including an amount equal to the stub cash portion of the equity retainer for 2016 that was paid during 2017.

(2)

Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Certification (“ASC”) Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The amount includes only the equity retainer earned in 2015 and issued on February 5, 2016. The equity retainer for 2016 was issued on January 27, 2017.

PROPOSAL #1—ELECTION OF DIRECTORS

Number of Directors

The Governance Committee periodically evaluates whether a larger or smaller number of seats on the Board would enhance the Board’s effectiveness and makes recommendations to the Board as appropriate. In assessing the size of the Board, the Governance Committee and the Board consider the need for particular talents or other qualities, the benefits associated with a diversity of perspectives and backgrounds, the availability of qualified candidates, the workloads and needs of Committees, and other relevant factors.

The Board currently has 12 seats. The Board believes that this size is appropriate based on UMB’s present circumstances. All seats on the Board are up for election at the Annual Meeting for terms ending at the 2018 annual meeting of shareholders, or until a director’s earlier death, resignation or removal.

Nomination Process

The Governance Committee is responsible for periodically reviewing and recommending to the Board the desired characteristics of directors and the optimal composition of the Board as a whole.

The Governance Committee may consider existing directors for renomination and may use search firms or other resources to identify other potential director candidates. The Governance Committee also considers potential director candidates who are recommended by shareholders in compliance with applicable law and our Bylaws. Any recommendation by shareholders must include the potential director candidate’s name, biographical information, and qualifications and must be submitted in writing to the Corporate Governance & Nominating Committee, UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Governance Committee uses the same criteria to evaluate all potential director candidates regardless of how they have been identified.

In recommending and nominating director candidates, the Governance Committee and the Board consider the following to be minimum qualifications:

•	The candidate should be an individual of the highest character and integrity and should have an inquiring mind, vision, a willingness to ask hard questions, and the ability to work well with others.

•	The candidate should have a personal and professional reputation that is consistent with the image and reputation of UMB.

•

The candidate should be free of any relationship or conflict of interest that is inconsistent with applicable law or that would interfere with the proper exercise of the fiduciary duties of a director.

•	The candidate should be willing and able to devote sufficient time and attention to the affairs of UMB and to diligently fulfill the responsibilities of a director.

•	The candidate should have the capacity and desire to represent the balanced and best interests of the shareholders as a whole.

The Governance Committee and the Board also give weight to other factors that are expected to enhance the effectiveness of the Board and its Committees. Among these are diversity—including in terms of geographic region, professional or business experience, gender, race, national origin, and specialized education or expertise—and particular talents, relationships, or other qualities that are likely to contribute in a meaningful way to increasing the fundamental value of UMB and creating long-term value for shareholders.

The Governance Committee and the Board take into account as well the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience.

The effectiveness of these processes and policies are assessed by the Governance Committee in connection with its periodic evaluation of the Board’s and each Committee’s performance as contemplated by the Governance Guidelines.

Nominations

The Governance Committee has recommended, and the Board has nominated, the slate of 12 director candidates for election to the Board for terms ending at the 2018 annual meeting of shareholders identified below. All of the nominees, other than Mr. Lansford and Mr. Taylor, currently serve as Directors and have been nominated for re-election based on their qualifications and performance throughout 2016. Two current Directors, Mr. Dunn and Ms. Buese, notified the Governance Committee in January 2017, that they would not be standing for re-election at the Annual Meeting, and Mr. Lansford and Mr. Taylor were recommended to the Governance Committee and the Board to fill the vacated positions. Mr. Lansford was recommended to the Governance Committee by Mr. Dunn based on Mr. Dunn’s personal knowledge of Mr. Lansford’s business acumen, and strategic and business expertise. Mr. Taylor was recommended to the Governance Committee by Mr. Mariner Kemper, particularly based on Mr. Taylor’s experience working for a publicly-held company and his expertise in real estate, management and business. Each of the director candidates has agreed to be nominated and, if elected, to serve as a Director. We do not anticipate that any nominee will become unavailable for election, but under our Bylaws, the shares represented by proxy and voting for any nominee who unexpectedly becomes unavailable prior to the election will be voted instead for a substitute candidate nominated by the Board.

Name	Age	Positions or Offices with UMB	Director Since
Robin C. Beery	49	Director	2015
Kevin C. Gallagher	48	Director	2007
Greg M. Graves	59	Director	2003
Alexander C. Kemper	51	Director	1992
J. Mariner Kemper	44	Chair, President, CEO, and Director	2004
Gordon E. Lansford, III	46	Director Nominee	N/A
Timothy R. Murphy	61	Director	2016
Kris A. Robbins	58	Director	2000
L. Joshua Sosland	56	Director	1998
Dylan E. Taylor	46	Director Nominee	N/A
Paul Uhlmann, III	66	Director	2000
Leroy J. Williams, Jr.	52	Director	2016

Director Qualifications

Our directors are responsible for exercising their business judgment to oversee and direct the diverse array of businesses and affairs of UMB. The Board reviews, approves, and advises management on business strategies, significant corporate actions, and major transactions and also reviews assessments of and advises management on significant risks and issues facing UMB. In addition, the Board exercises oversight over the processes that are designed to ensure the integrity of UMB’s actions.

The Governance Committee is dedicated to assembling a Board that excels in fulfilling these responsibilities, exercises independent leadership and oversight of management, and operates in a cohesive and effective manner. In identifying and recommending director candidates, the Governance Committee remains mindful as well of the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience.

The Governance Committee believes that each existing director, and each other director nominee, brings applicable talents, relationships, professional or business experience, specialized education or expertise, and other qualities to UMB and that all of the existing directors together form a robust Board that meaningfully contributes to increasing the fundamental value of UMB and creating long-term value for shareholders.

Robin C. Beery

Ms. Beery served as Executive Vice President, Head of US Distribution, for Janus Capital Group, a publicly traded asset management company headquartered in Denver, Colorado, from September 2009 until her retirement in August 2014. She also was the CEO and President of the Janus Mutual Funds during that period and was a member of the Janus Executive Committee from 2003 to 2014. In her capacity leading US Distribution, Ms. Beery had direct oversight of sales, client service, product, marketing, and corporate communications. Previously, from April 2003 to September 2009, she served as Executive Vice President, Chief Marketing Officer, for Janus Capital Group. She was the President of the Janus Foundation from 2000 to 2014, overseeing the firm’s philanthropic endeavors and community relations. She currently sits on the board of trustees for Lattice Strategies Trust, a registered investment company based in San Francisco, California, with fiduciary oversight of four exchange-traded funds. She currently serves as a fund trustee for the Lattice Strategies and Hartford Funds Exchange Traded Trusts with fiduciary oversight of several strategic beta and actively managed exchanged-traded funds (ETFs). She has specialized knowledge of mutual funds and alternative products and deep expertise in portfolio management, financial-services distribution, brand strategy, and reputation management.

Kevin C. Gallagher

Mr. Gallagher is currently the Chief Executive Officer of Little Pub Holdings, LLC, Denver, Colorado, which is an owner/operator of 23 neighborhood pubs and restaurants a position he has held since 2009. He also serves as the Chairman of West Creek Partners, LLC, a private investment firm and, since 2015, Mr. Gallagher has held the position of Chairman of Gallagher Industries, LLC, a private holding company of lower middle-market industrial companies. He has entrepreneurial experience and marketing experience gained from serving as chief executive officer of a large complex diversified operation with companies in both the manufacturing and service industries. He also brings to the Board community-relations experience and experience in investments, mergers, and acquisitions.

Greg M. Graves

Mr. Graves previously served as Chairman and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri, with offices and operations throughout the United States until December 2016. Prior to being named Chairman, he served as the President and Chief Executive Officer from October 2003 until December 2008; from January 2003 through October 2003, he served as the President and Chief Operating Officer. He served as General Manager of that company’s Energy Division from

November 1997 through June 2001 and as President of its Energy Group from July 2001 through December 2002. Mr. Graves’s experience as chief executive officer of a large engineering company, with multiple offices and projects located throughout the United States and abroad, gives him leadership skills and growth management skills. He also has human-resources experience gained through his management of a large number of professionals and managers.

Alexander C. Kemper

Mr. Kemper, a brother of J. Mariner Kemper, is the Chairman of the Collectors Fund, a private-equity fund focused on alternative asset classes. He is also the founder, Chairman and Chief Executive Officer of C2FO, a leading provider of payment-optimization technology and cash-flow solutions for corporations. Prior to founding the Collectors Fund and C2FO, Mr. Kemper founded and served as the Chairman and Chief Executive Officer from March 2000 to mid-2006 of Perfect Commerce, Inc. (formerly eScout LLC), a provider of supplier relationship-management technology. Mr. Kemper is a board member of AXA Art USA (Parent NYSE: AXA) and Sipvine. Prior to March 2000, he served as the President of UMB from 1995, as the Chief Executive Officer of UMB from July 1999, as the Chief Executive Officer of the Bank from January 1996, and as the Chairman and Chief Executive Officer of the Bank from January 1997. Mr. Kemper also serves as a director, the chairman of the compensation committee, and a member of the audit committee and the governance committee for NIC Inc. (NASDAQ: EGOV). In 2008, Mr. Kemper became a director of the BATS Exchange and serves on its executive committee, regulatory oversight committee, and compensation committee, and since 2016, has been chairman of its compensation committee. Because of Mr. Kemper’s prior experience as the Chief Executive Officer of UMB and as chief executive officer and founder of multiple start-up companies, he brings entrepreneurial experience in managing growth, marketing skills, operations and investment experience, and information-technology skills and experience to the Board.

J. Mariner Kemper

Mr. Kemper, a brother of Alexander C. Kemper, has served as the Chairman and Chief Executive Officer of UMB since May 2004 and as the President of UMB since November 2015. He was the Chairman and Chief Executive Officer of the Bank between December 2012 and January 2014, the Chairman of UMB Bank Colorado, n.a. (a prior subsidiary of UMB) between 2000 and 2012, and the President of UMB Bank Colorado, n.a. from 1997 to 2000. As the Chairman and Chief Executive Officer of UMB for the past 12 years, Mr. Kemper brings to the Board skills in leadership, consensus building, and the implementation of UMB’s key strategies. He has detailed knowledge of UMB’s key business and operational strategies and branding and possesses operations experience and knowledge of every aspect of UMB’s business. He also has specialized knowledge of the investments, banking, and financial-services industries as well as extensive community-relations experience, with involvement in civic and business organizations in Kansas City and Colorado.

Gordon E. Lansford, III

Mr. Lansford has served as President and Chief Executive Officer of JE Dunn Construction Company, a national commercial contractor headquartered in Kansas City, Missouri. Prior to being named as President and CEO, he served as Chief Financial Officer from 1998 to 2013, and before then, he served as the Director of Internal Audit. Prior to his employment with JE Dunn, Mr. Lansford was employed by KPMG, LLP as a Certified Public Accountant. Mr. Lansford was previously a member of the board of directors for the Bank until January 2016, when that board’s membership was consolidated with that of the Company’s. Mr. Lansford has relevant experience overseeing operations, finance, legal, risk management, investments, human resources and information technology.

Timothy R. Murphy

Mr. Murphy is the CEO of Murphy-Hoffman Company (“MHC”), a position he has held since 1989. MHC is the largest privately owned heavy and medium-duty truck dealer in North America. In addition, Mr. Murphy has served on numerous supplier councils to the trucking industry, including two terms as Chairman of the North American Kenworth Dealer Council. Mr. Murphy brings significant organizational, business expertise, including specialized knowledge of UMB, having served as a board member for the Bank from 1999 through January, 2016.

Kris A. Robbins

Mr. Robbins was previously employed by Security Benefit Corporation (“Security Benefit”) and its companies from 1997 until his retirement in February 2010, serving as its Chief Executive Officer for over 10 years, and as Chairman and CEO for 6 years. During his tenure, Security Benefit managed over $40 billion in assets and provided annuities, mutual funds, exchange-traded funds, retirement plans, and business-processing services throughout the United States. Following his retirement from Security Benefit, Mr. Robbins co-founded and is currently the Chief Executive Officer of a short duration, specialty asset investor involved in liens, finance and factoring, Clearleaf Finance, and its servicing arm, Purestone Loan Services.    He also provides private-equity, angel-investment, and advisory services through KARobbins LLC. Mr. Robbins once served on the board and chaired the audit committee of Compliance Assurance Corporation (PA) until its sale in November 2012 to Stone River Risk and Compliance. Mr. Robbins brings to the Board financial literacy skills, developed in over 30 years of professional experience and education in accounting and financial management. In addition, he has significant experience and knowledge relating to operations, investments, risk and capital management, gained from his leadership of large, highly regulated financial-services business that had significant growth and changes in products (including public company experience). Mr. Robbins provides specialized industry knowledge in key areas of investments, risk management, and insurance as well.

L. Joshua Sosland

Mr. Sosland has served as the President of Sosland Publishing Co., Kansas City, Missouri, since July 2015 and Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. Established in 1922, the Sosland Companies are primarily engaged in trade publications for the baking, flour-milling, and food-processing industries. Mr. Sosland has also served as editor of Milling & Baking News since 2000 and editor of Food Business News since 2004. Mr. Sosland contributes significant investment experience and expertise, as well as board and governance expertise, with almost 20 years of service on our Board and several years of service on the trust policy committee of the Bank. The economic analytical skills developed from his formal education (A.B. Economics from Harvard College), as well as his publishing experience covering and analyzing the food-processing industry, enable him to provide valuable analyses of investment and acquisition activities. Through his many years of service on and prior leadership of the Board’s compensation committee, Mr. Sosland also has detailed knowledge of the development and implementation of UMB’s executive incentive-compensation plans.

Dylan E. Taylor

Mr. Taylor has served as the President of Colliers, a global real estate services firm, since June 2015. Prior to being named President, Mr. Taylor served as Global Chief Operating Officer beginning in July 2014, and from July 2009 until July 2014, he served with Colliers as Chief Executive Officer of the Americas. In his current role, Mr. Taylor oversees the company’s operations in over 65 countries, constituting 16,000 employees in 504 offices. From October 2005 until July 2009, Mr. Taylor was the President, Global Client Services for Grubb & Ellis, where he oversaw over 12 separate business units in six countries. In addition, since September 2010, Mr. Taylor has served as a director for the Jackson Series Variable Trust, a mutual fund subject to the Investment Company Act of 1940. Mr. Taylor brings valuable expertise in the areas of real estate markets and trends, national and international management, mergers and acquisitions, and operational integration and efficiencies.

Paul Uhlmann III

Mr. Uhlmann has served as the President and Chief Executive Officer of The Uhlmann Company, a Kansas City, Missouri, a grocery-products company, since 1997. He brings to the Board operations experience and business-analytical skills, both from his formal education (MBA, University of Chicago 1975) and through his management of a privately held food manufacturing and distribution company. He has extensive governance and board experience and contributes valuable community-relations skills gained from his leadership of community social and philanthropic organizations.

Leroy J. Williams, Jr.

Mr. Williams has served as the Chief Executive Officer of CyberTekIQ, LLC, a consulting firm which partners with clients to maximize business performance through smart technology investments and the deployment of information security best practices, since October 2016. Mr. Williams previously served as the Vice President of Information Technology and Services of Ball Corporation (NYSE: BLL) from May 2005 until July 2016. He brings to the Board over 25 years of experience in managing technology innovation that is designed to maximize business returns across multiple industries, including in the manufacturing, public-sector, telecommunications, and financial-services industries. Mr. Williams also brings to the Board valuable expertise in the areas of cybersecurity and enterprise risk management and experience in managing large, complex transformational efforts on a global scale.

The Board recommends that shareholders vote FOR the election of each of the 12 nominees to our Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of our compensation program for our Chief Executive Officer (“CEO”), the two individuals that served as our Chief Financial Officer (“CFO”) during 2016, and our three other most highly-compensated Executive Officers as of December 31, 2016 (collectively, such Executive Officers included in the Compensation Discussion and analysis are referred to as the “Named Executive Officers” or “NEOs”).

Our Named Executive Officers for 2016 were:
J. Mariner Kemper	Chairman, CEO and President
Michael D. Hagedorn	Vice Chairman and former interim CFO of the Company, President and CEO of UMB Bank, n.a.
Ram Shankar	Current CFO
Andrew J. Iseman	Chairman, CEO and President of Scout Investments, Inc. (“Scout”)
Thomas S. Terry	Chief Lending Officer for UMB Bank, n.a.
Kevin M. Macke	Executive Vice President of Operations

This Compensation Discussion and Analysis also describes relevant actions involving the compensation of the NEOs since the end of 2016 until the date of this proxy statement.

Executive Summary

The Compensation Committee oversees our compensation program for our executive officers, including our NEOs. The program is designed to emphasize performance-based compensation based on both on an individual basis, and Company results.

2016 Business Results

2016 was a year of significant progress for UMB as we recognized record setting revenue and net income, and renewed our commitment to efficiency and financial discipline. Highlights for 2016 include:

•	We delivered record net income of $158 million or $3.22 per common share (fully diluted) fueled by 18.6% growth in year-over-year average loans;

•	We executed on the efficiency initiative that we announced in 2015 improving our efficiency ratio from 77.6% in 2015 to 72.4% in 2016;

•	We increased our dividend 4.1% in 2016, the 12th dividend increase in the past 10 years; and

•	Our shareholders benefited from a 65.7% increase in our closing stock price from $46.55 on December 31, 2015 to $77.12 on December 31, 2016.

Objectives of Our Compensation Program

The Compensation Committee considers the following goals and objectives when structuring our executive compensation program and in making individual compensation decisions:

•

Compensation should reward superior performance. Our compensation program should motivate our Executive Officers to perform consistently at high levels. The performance standards used in our short-term and long-term incentive programs should be challenging, but fair, to the Executive Officers.

•

Incentive compensation should reward consistent and sustained performance over the long-term. A substantial amount of compensation should vest over multi-year performance periods that are designed to align the interests of the executive officers and shareholders. This focus on longer performance periods also helps promote retention and business continuity amongst the Executive Officers.

•

Incentive compensation should emphasize forward looking performance. A substantial amount of compensation for Executive Officers should be equity based compensation. Equity compensation encourages a shareholder attitude and promotes increased shareholder value.

•

Compensation levels should be competitive to ensure we attract and retain a highly qualified management team to lead and grow the Company. We rely on an experienced and highly-talented management team to lead the Company.    To promote continued growth and success, we also have to develop a strong bench of executives that are ready meet the needs of the future. To do this, our compensation program must be competitive with our peer group and the industry, allowing us to attract and retain talent that is capable of meeting current and future needs.

•	Incentive compensation should avoid excessive or disproportionate risks. Our incentive compensation practices are designed to appropriately balance risk and reward.

•

Incentive compensation should encourage stewardship of UMB as a whole. Our Executive Officers are encouraged to focus on the performance of the Company as a whole as well as their individual business or functional lines. To this end, our incentive compensation includes both company-wide and individual goals, promoting an “us” mentality when it comes to performance.

•

Compensation opportunities should be cognizant of individual incentives and circumstances. Our Executive Officers have various levels of performance, leadership, expertise, responsibilities, and experience. Our compensation program seeks to be flexible enough recognize these differences and reward those Executive Officers that perform at higher levels.

•

Compensation opportunities should focus on qualitative standards in addition to metrics. While the vast majority of our compensation is tied to quantitative metrics, the Compensation Committee reserves the right to consider factors outside the numbers when making compensation decisions.

Compensation Best Practices

What We Do	What We Don’t Do
We Pay for Performance: The majority of our executive compensation is variable and is closely tied to both individual performance and the financial performance of the Company.	No Hedging or Short Selling: Our NEOs are prohibited from engaging in short selling or hedging activities.

We have Strong Stock Ownership Guidelines: Our CEO is required to hold Company common stock with a value equal to five times his base salary and our other NEOs must hold Company common stock equal to two to four times their base salary.

No Stock Option Repricing: Our long-term incentive compensation plan prohibits repricing of stock options without shareholder approval.

We Have a Robust Claw-back Policy: We have the ability to claw back any payments that were predicated on achieving certain financial results in the event of a material negative restatement of financial results.

No Employment Agreements: We do not enter into long-term employment contracts with our Executive Officers.

We Perform an Annual Assessment of Incentive Compensation Risk: The Compensation Committee reviews our incentive compensation programs annually to ensure that the programs strike an appropriate balance between risk and reward.

No Excessive Perquisites: We offer our NEOs modest perquisites which account for approximately 1% of their compensation during 2016.

Components of Executive Compensation

During 2016, our compensation program consisted of five fundamental components: (1) base salary, (2) short-term incentive compensation, (3) long-term incentive compensation, (4) cash bonuses when deemed reasonably necessary, and (5) other benefits and perquisites, as follows.

Compensation Component	Component Elements	Purpose
Base Salary	• Bi-weekly cash payments	• To attract and retain NEOs • To provide a fixed base annual compensation that is market-competitive with other similarly situated financial institutions
Short-Term Incentive Compensation	• Annual cash awards based on the achievement of annual performance goals and the profitability of the Company and/or business unit	• To motivate the NEOs to exceed annual performance goals • To align the interests of the NEOs with the interests of the shareholders
Long-Term Incentive Compensation	• Service-based restricted stock • Performance-based restricted stock • Non-qualified stock options • Deferred cash payments (Scout Program)

•    To promote retention and align the interests of NEO’s with the interests of the shareholders by encouraging forward-looking balanced risk-taking, increasing the value for shareholders over the long-term

Compensation Component	Component Elements	Purpose
Cash Bonuses	• One-time cash payments	• To retain key leaders critical to business continuity and succession planning • To recognize exceptional performance
Other Benefits and Perquisites	• Tax preparation assistance • Relocation allowances • Auto allowance • Country club memberships	• To provide competitive compensation for executive talent

The actual mix of these components varies for each NEO, depending on the Compensation Committee’s evaluation of the NEO’s responsibilities, the percentage of compensation that should be at risk and the reasonable potential compensation in light of that risk. The Compensation Committee, however, believes that the majority of the NEOs compensation should be at risk. The following charts illustrate the allocation of direct target compensation for 2016 our CEO and the average allocation of direct target compensation for 2016 all of our other NEOs, other than Mr. Shankar.

The Role of the Compensation Committee

The Compensation Committee has exclusive authority to determine the compensation of the Company’s Executive Officers and to determine the equity-based compensation of all directors and associates of UMB or its subsidiaries. The Compensation Committee may not delegate this authority to any officer or other associate of UMB or its subsidiaries but has authorized the Chair of the Compensation Committee (as well as any other member of the Compensation Committee designated by the Chair) to approve, on behalf of the entire Compensation Committee, compensation that falls within its exclusive jurisdiction and that is being offered to prospective new hires or at-risk associates.

The Role of Executive Officers in the Compensation Decisions

Mr. Kemper and Mr. Hagedorn, with the assistance of our Human Resources Department, review the performance of the other NEOs that report directly to them with the Compensation Committee and offer recommendations on the amount and mix of their compensation. No Executive Officer participates with the Compensation Committee in its review of that officer’s performance or the Compensation Committee’s determination of that officer’s compensation.

The Role of the Compensation Consultant

The Compensation Committee has utilized Korn Ferry Hay Group, Inc. (“Korn Ferry”), a global management consulting firm, as its independent executive compensation consultant since 2008.    Korn Ferry provides ongoing research, analytical services, advice, and recommendations to the Compensation Committee based on industry practices and peer group metrics, as further detailed below. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of Korn Ferry. As in prior years, Korn Ferry supplied the Compensation Committee with advice on our Executive Compensation Principles, assessments of the structure and design of our executive compensation program, comparative peer group and industry data and analyses, updates on regulatory developments, and recommendations on the amount and mix of compensation for Mr. Kemper in 2016. Representatives of Korn Ferry attended, in person or by telephone, all of the Compensation Committee’s meetings during 2016.

The Compensation Committee considered the independence factors enumerated in SEC Rule 10C-1(b) and NASDAQ Listing Rule 5605(d) before selecting or receiving further advice from Korn Ferry. The Compensation Committee has not identified any work of Korn Ferry that raises a conflict of interest. Korn Ferry did not provide additional services to UMB or its affiliates—as opposed to the Compensation Committee—in an amount in excess of $120,000 during 2016.

Use of Competitive Data

In performing its duties, the Compensation Committee relies on various sources of compensation information provided by Korn Ferry. Korn Ferry provided the Compensation Committee with comparative analyses based on (1) proxy data from the peer group approved by the Compensation Committee and (2) industry data from the Korn Ferry Group General Industry Compensation Report. The peer group is selected on the basis of asset size, standard industry classification codes, mix of business lines, annual revenue, market capitalization, employees, and other factors judged by the Compensation Committee to be relevant. The peer group approved and used by the Compensation Committee during 2016 included 17 companies:

BancorpSouth, Inc.	Prosperity Bancshares, Inc.
BOK Financial Corporation	Signature Bank (New York)
Commerce Bancshares, Inc.	SVB Financial Group
Cullen/Frost Bankers, Inc.	Texas Capital Bancshares, Inc.
First Citizens BancShares, Inc.	Trustmark Corporation
FirstMerit Corporation	Valley National Bancorp
Hancock Holding Company	Webster Financial Corporation
Old National Bancorp	Wintrust Financial Corporation
PrivateBancorp, Inc.

In January 2017, the Compensation Committee reviewed the above peer group listing with Korn Ferry. Korn Ferry recommended the removal of FirstMerit Corporation and PrivateBancorp, Inc. from the list due to acquisition activity. Korn Ferry also recommended replacing the removed entities with two smaller peers, Bank of Hawaii Corporation and MB Financial, Inc., improving the relative position of UMB closer to the median asset size and market capitalization of peer group. The Compensation Committee approved the recommended changes and used the revised peer group in determining 2017 compensation.

Executive Compensation for 2016

General Considerations for 2016

The Compensation Committee weighed a number of general considerations in setting the compensation of each NEO for 2016. In doing so, the Compensation Committee favored more holistic assessments that took account of both quantitative and qualitative factors. 2016 compensation highlights include:

•

The Compensation Committee reduced the vesting period for service-based restricted UMB stock (the “Service Shares”) issued under the Long-Term Incentive Plan (defined hereinafter) by one year to allow 50% of the Service Shares to vest after two years, another 25% of the Service Shares to vest after three years, and the final 25% of the Service Shares to vest after four years.

•

The Compensation Committee determined that only 79.91% of the performance-based restricted UMB stock (the “Performance Shares”) granted in 2013, issued under the Long-Term Incentive Plan, vested when the three-year cumulative after-tax core earnings per share exceeded the threshold, but fell short of the performance target.

•

In July 2016, the Compensation Committee approved cash bonuses and equity awards to 14 key senior leaders and producers of the Company and its subsidiaries who are critical to business continuity and succession planning of the Company as a critical talent retention strategy (the “Leadership Retention Program”). Each of the leaders included in the Leadership Retention Program, including Mr. Terry and Mr. Macke, received an equity grant equal to 25% of the recipient’s base salary and a cash bonus award of $50,000.

Compensation decisions, including those for Executive Officers, are primarily made in February after our Board has held its first regular meeting of the year and we have announced earnings and other financial results for the prior year.

Base Salary

Base salary provides the NEOs with a market-competitive baseline of cash compensation, generally in the form of fixed bi-weekly payments. The Compensation Committee established the salaries of our NEOs in 2016 by (1) using peer-group or industry data to identify comparative medians and quartiles and (2) adjusting off the median and quartiles to reflect each NEO’s individual performance, strategic value, leadership, responsibilities, competency, and experience.

Annual base salary adjustments for the NEOs, if any, are generally made by the Compensation Committee at its meeting in February. For each NEO other than Mr. Kemper, the Compensation Committee considers the industry market data and the recommendation of the NEO’s manager when making adjustments to base salary. The Compensation Committee retains the full discretion to establish the base salary for Mr. Kemper.

In February 2016, the Compensation Committee reviewed the base salaries of our NEOs, excluding Mr. Shankar who was not yet employed by the Company. Based on this review, and in recognition of the challenges faced by the Company in 2015, the Compensation Committee decided not to increase Mr. Kemper’s base salary, electing instead to increase the amount of Mr. Kemper’s long-term incentive compensation. Mr. Macke received a promotion and was given a salary increase in late 2015, so his base salary was not adjusted. At the same meeting, the Compensation Committee increased the base salaries of Mr. Hagedorn and Mr. Terry to improve their position relative to market median base salaries, to recognize superior performance, and to provide for retention. The Compensation Committee also decided not to adjust the base salaries for Mr. Iseman based on the performance of the business line that he oversees.

In July 2016, the Compensation Committee considered the base salary for Mr. Shankar, who became the CFO of the Company in August 2016. The Compensation Committee approved a base salary for Mr. Shankar of $350,000 based on his experience and anticipated responsibilities. In October 2016, the Compensation Committee approved a $25,000 off-cycle base salary increase for Mr. Terry. The purpose of the increase was to close the market gap between Mr. Terry’s base salary and the 50th percentile of peer group base pay and to recognize the increased scope of his duties.

Base Salary

Name	2015 Base Salary	2016 Base Salary		Percentage Increase

J. Mariner Kemper	$862,110	$862,110		0%

Ram Shankar	-	$350,000		-

Michael D. Hagedorn	$450,000	$475,000		5.6%

Andrew J. Iseman	$415,000	$415,000		0%

Thomas S. Terry	$257,000	$275,000	(1)	7.0%

Kevin M. Macke	$284,400	$284,400		0%

(1)	This reflects Mr. Terry’s base salary prior to the October 2016, $25,000 off-cycle salary increase. The percentage increase measured including the off-cycle adjustment is 16.7%.

Short-Term Incentive Compensation

Short-term incentive compensation generally takes the form of an annual cash bonus and is used to reward superior performance primarily over the short term either through the Short-Term Incentive Compensation Plan (as adopted by the Board, the “Short-Term Incentive Plan” or “STIP”) or an individual variable award performance program (a “VAPP). Short-term incentive compensation awards are designed to motivate the NEOs to achieve, and exceed, their individual annual performance goals and support the Company’s key strategies. The Compensation Committee believes that these short-term incentive compensation awards align the NEO’s financial interest with the interest of the shareholders, and of the Company, because the awards are tied to the NEO’s performance against established goals and are funded based on the performance of the Company and/or a business line.

Performance Objectives

As a part of the STIP and each VAPP, NEOs are required to establish annual performance objectives. The performance standards and objectives for 2016 were reviewed and approved by the Compensation Committee at its February 2016, meeting. The primary performance objectives for each NEO are discussed below:

Named Executive Officer	Performance Objectives
J. Mariner Kemper

Objectives are tied directly to the performance of the Company due to his role and responsibility for the Company’s overall performance including financial results against budget, succession planning, diversifying revenue streams, increasing efficiency, individual leadership and strategic vision.

Ram Shankar	Objectives included improvement in the Company’s core efficiency ratio, successful assimilation into UMB, generation of strategic insights, and evaluation of various merger and acquisition strategies.
Michael D. Hagedorn	Objectives included improving the core net income and the core efficiency ratio of the Bank. His objectives also included continued overall leadership for the Bank and the Company.
Andrew J. Iseman	Objectives included improved financial performance for Scout Investments, Inc. and the Company and improved flows into the Scout Funds, defined hereinafter.
Thomas S. Terry	Objectives included maintaining the Company’s high credit quality, establishing a new loan workout group, driving the evolution of regional credit officers, and creating a one credit culture.
Kevin M. Macke

Objectives included improving the core net income and the core efficiency ratio for the Company. His objectives also included continued overall leadership through change within the operations team of the Company.

Payments under the STIP

Each year under the STIP, the Compensation Committee approves a percentage of base salary for each NEO that participates as a target payout for the annual payout. The targeted percentage is based on comparative peer group or industry data and the NEO’s position, strategic value, leadership, responsibilities, competency, and experience. In February of the following year, the Compensation Committee adjusts the percentage of the NEO’s base pay from the targeted percentage and the related bonus payment under the STIP based on the NEO’s individual risk-based performance during the prior year and bonus pool availability.

In February 2016, the Compensation Committee approved the 2016 annual short-term incentive compensation program (the “2016 Short-Term Program”) under the STIP, establishing a target short-term award pool of $8.2 million that was weighted 80% to UMB’s core after-tax net operating income (“Core NOI”) with a target of $145.5 million and weighted 20% to UMB’s core return on average equity (“Core ROAE”) with a target percentage of 7.36%. The target amounts for Core NOI and Core ROAE were established using the Company’s projected budget for 2016. The Compensation Committee has exclusive authority to determine the core income and returns by taking the Company’s financial results under generally accepted accounting principles and adjusting the results for gains, losses and circumstances that the Compensation Committee deemed to be fair and appropriate such as (1) a gain or loss for the sale of non-earning assets; (2) a gain or loss on the sale or discontinuance of a business, product or service; (3) a gain or loss on branch closings; (4) expenses associated with the acquisition of a business; (5) severance costs; (6) litigation reserves; (7) other large, non-recurring items unrelated to core results (such as unrealized gains and losses on specified alternative investments). Once the Core NOI and Core ROAE are determined the actual bonus pool is proportionally adjusted, either increased or decreased, based on, for 2016, the following chart with interpolation of the pool amounts falling between the levels set:

2016 Actual Performance as a Percentage of the Performance Target	2016 Short-Term Program Bonus Pool as a Percentage of the Target Bonus Pool
Less than 80%	0%
80%	33%
90%	67%
100%	100%
110%	133%
120%	167%
130% or Greater	200%

In February 2017, the Compensation Committee determined that the 2016 Core NOI had been $165.8 million (114.0% of the target) and the Core ROAE had been 8.36% (113.6% of the target). Taken together and weighted, the results calculated to actual bonus pool of $10.4 million under the 2016 Short-Term Program. The Compensation Committee, recognizing that the Company still underperformed when compared to the profitability metrics (Core ROA, Core ROE, and efficiency ratio) of its peer group, exercised its discretion under the 2016 Short-Term Program to reduce the 2016 actual bonus pool to 128% of target or $9.1 million which was comparable to the Company’s actual performance against the 2016 budget.

In determining each NEO’s award under the 2016 Short-Term Program, the Compensation Committee considered the extent to which each NEO’s performance against the established performance objectives, as determined by the NEO’s manager, was met, as well as other factors that the Compensation Committee deemed relevant related to the NEO’s overall performance. The award, as recommended by the NEO’s manager and determined by the Compensation Committee, is expressed as a percentage of the target payout established in February 2016. In February 2017, the Compensation Committee determined that each of the NEOs participating in the 2016 Short-Term Program had met and exceeded their performance objectives and, therefore, deserved an award in excess of 100% of target as noted below. Because Mr. Kemper’s performance objectives are directly tied to the performance of the Company as a whole, the Compensation Committee decided to award a short-term incentive bonus at 128% of target, the same percentage at which the 2016 Short-Term Program bonus pool was funded.

Payments under the VAPP

Mr. Iseman participated in a VAPP due to competitive considerations in the asset-servicing industry. In February 2016, as with the other NEOs, a target bonus percentage of salary was identified based on comparative peer-group or industry data and Mr. Iseman’s position, strategic value, leadership, responsibilities, competency, and experience. In February 2017, the Compensation Committee reviewed Mr. Iseman’s performance for 2016 using both quantitative and qualitative assessments and determined that his award under the VAPP should be funded at 65% of the target established in February of 2016.

2016 Short-Term Incentive Compensation Awards and 2015 Comparison

Name	Base Salary as of 12/31/2016	2016 Short- Term Target Percentage	2016 Short- Term Target Payout		2016 Short- Term Award Percentage	2016 Short- Term Award	2015 Short- Term Award

J. Mariner Kemper	$862,110	105%	$905,216		128%	$1,158,676	$862,110

Ram Shankar	$350,000	50%	$69,521	(1)	115%	$79,949	-

Michael D. Hagedorn	$475,000	65%	$308,750		135%	$416,813	$292,500

Andrew J. Iseman	$415,000	125%	$518,750		65%	$336,685	$336,685

Thomas S. Terry	$300,000	40%	$120,000		145%	$174,000	$98,945

Kevin M. Macke	$284,400	35%	$99,540		140%	$139,356	$93,852

(1)	Mr. Shankar’s target payout was prorated for the time that he served as CFO.

Long-Term Incentive Compensation

Long-term incentive compensation generally takes the form of equity awards under the UMB Long-Term Incentive Compensation Plan (as adopted by the Board and approved by our shareholders, the “Long-Term Incentive Plan” or “LTIP”) and, for Scout Investments, Inc. employees, in the form of equity awards and deferred cash payments under the Scout Investments Retention and Annual Performance Program (the “Scout Program”).

Equity Grants under the Long-Term Incentive Plan

The Compensation Committee issues equity awards under the Long-Term Incentive Plan in the form of Performance Shares, non-qualified options for UMB stock (the “Options”), and Service Shares. The use of these equity awards, in the view of the Compensation Committee, generally aligns the interests of the NEOs and other eligible associates with those of our shareholders, incents forward-looking and sustained performance, and drives balanced risk-taking. All equity awards are valued as of the grant date, using the fair market value of the underlying stock, in the case of Performance Shares and Service Shares, or the Black-Scholes valuation, in the case of Options. Grants of equity awards are generally approved in a manner that satisfies the exemption from Section 16(b) of the Exchange Act.

In February 2016, the Compensation Committee approved the annual long-term incentive compensation program (for 2016, the “2016 Long-Term Program”) under the Long-Term Incentive Plan and granted equity awards to 586 employees of UMB including all of the NEOs other than Mr. Iseman who participated in the Scout Plan, and Mr. Shankar, who was not employed by the Company at that time. The value of the award is expressed as a percentage of each participating NEO’s base salary. The value and the mix of awards for each NEO are based on comparative peer-group or industry data and the NEO’s position, strategic value, leadership, responsibilities, competency, and experience. The Compensation Committee did not change the percentage awards for Mr. Hagedorn and Mr. Terry. Mr. Macke’s target award was increased to 50% of his base salary to reflect his additional responsibilities. Mr. Kemper’s target award was also increased by the Compensation Committee from $1.5 million to $1.8 million to recognize improvement within the Company, while still maintaining a pay mix that is more heavily weighted toward equity compensation. Half of the award amounts for each NEO were granted as Performance Shares, with a quarter of the total award being granted as Options, and the other quarter granted as Service Shares. The awards reflect the Compensation Committee’s belief that half of the annual equity awards should be in the form of Performance Shares to encourage behavior that increases the fundamental value of UMB and creates long-term value for our shareholders.

Performance Shares granted under the 2016 Long-Term Program are scheduled to vest on January 1, 2019. Under the 2016 Long-Term Program, the performance standard for the Performance Shares is based on a three-year (2016, 2017, and 2018) cumulative core after-tax earnings per share (“3-year EPS”). The target level for the 3-year EPS was established using the budget that was approved by the Board in January 2016 as a baseline and historical compound annual growth rates in core net income for projections for 2017 and 2018. The threshold level for the 3-year EPS is 80% of the target level. Achieving or exceeding the target level of 3-year EPS would result in 100% of the Performance Shares vesting at the end of the performance period, while reaching the threshold 3-year EPS would result in 50% of the Performance Shares vesting. If the 3-year EPS falls between the target level and the threshold level, the percentage of Performance Shares earned would be interpolated. Failing to meet the threshold level would result in 0% of the Performance Shares being earned.

In past years, Options issued under the Long-Term Incentive Program contained a three-year initial vesting period, but in February of 2016, the Compensation Committee reduced the initial vesting period for Options granted under the 2016 Long-Term Program by one year to better reflect current market vesting practices.    Accordingly, Options granted under the 2016 Long-Term Program have an exercise price equal to the fair market value of UMB stock on the date of grant, with 50% of the Options granted vesting after two years of continuous service, 75% of the Options granted vesting after three years of continuous service, and the remaining Options vesting after four years of continuous service. The Compensation Committee believes that Options are useful for encouraging behavior that increases the price of UMB stock over time, resulting in increased shareholder value.

The Compensation Committee has exclusive authority over the grant date for each Option. No grant date is selected for the purpose of affording an advantage to directors or associates of UMB due to an actual or anticipated public disclosure of material information relating to UMB (positive or negative) or any other information that would be likely to affect the value of the related Options.

The Compensation Committee believes that Service Shares are an effective tool in retaining talented executives. The Company issued Service Shares under the 2016 Long-Term Program with partial vesting after two years of continuous service and full vesting after four years of continuous service.

The Compensation Committee also issued special grants of Service Shares during 2016 to promote retention of executives or to induce a prospective executive to join the Company.    The details of the 2016 special grants are as follows: (1) Mr. Hagedorn received a retention bonus grant of Service Shares valued at $450,000 in February 2016 with half of the grant vesting on the second anniversary of the grant and the remainder vesting on the third anniversary of the grant, (2) In July 2016, Mr. Terry and Mr. Macke each received grants of Service Shares as a part of the Leadership Retention Program valued at $68,750 and $71,100 respectively (25% of their base pay) with half of the grant vesting on the second anniversary of the grant and the reminder of the grant vesting on the third anniversary of the grant, and (3) Mr. Shankar received a grant of 3,000 Service Shares in August 2016 as a part of his pre-employment compensation arrangement, with half of the grant vesting on the second anniversary of the grant and the remainder of the grant vesting on the third anniversary of the grant.

The following table summarizes the grants made in 2016 under the Long-Term Incentive Program, including special grants:

Equity Grants under the 2016 Long-Term Program

Name	2015 Value	2016 Value	Value of Performance Shares	Value of Options	Value of Service Shares

J. Mariner Kemper	$1,500,000	$1,800,000	$900,000	$450,000	$450,000

Ram Shankar	-	$171,060	-	-	$171,060

Michael D. Hagedorn	$550,000	$1,025,000	$287,500	$143,750	$593,750

Thomas S. Terry	$125,000	$197,250	$64,250	$32,125	$100,875

Kevin M. Macke	$69,000	$213,300	$71,100	$35,550	$106,650

Grants under the Scout Program

Mr. Iseman participates in the Scout Program associated with the Long-Term Incentive Program. Under the Scout Program, if Scout’s operating margin for a year (the “performance year”) equals or exceeds a specified threshold, an annual bonus pool is created the following February using a percentage of the net income generated by Scout during the performance year in excess of a baseline. Each award from this bonus pool (a) is approved by the Compensation Committee that following February, and (b) is granted one-half in the form of deferred cash and one-half in the form of Service Shares. The deferred cash payments and the Service Shares vest in three equal installments on the first business day of the first, second, and third calendar years following the year of the grant. Mr. Iseman’s maximum percentage share of a potential bonus pool is set by the Compensation Committee in February of the applicable performance year and cannot later be adjusted upward. The structure of the Scout Program, including the allocations of awards, is influenced in a meaningful way by competitive considerations in the investment-management industry. In February 2017, the Compensation Committee determined that Scout’s net operating margin did not equal or exceed the required threshold, and as a result, no annual bonus pool was established.

Cash Bonuses

The Compensation Committee will periodically approve cash bonuses to account for special circumstances, as part of its retention strategy, to reward associates for superior service, or to entice executives to accept a position with the Company.    In July 2016, the Compensation Committee made several such awards. Under the Leadership Retention Program, the Compensation Committee recognized 14 key leaders of UMB, including Mr. Terry and Mr. Macke, who are considered critical to the Company’s business continuity and succession planning. In addition to the award of Service Shares discussed earlier, the Compensation Committee approved $50,000 cash bonuses to each of the key leaders to recognize their importance to the Company and to encourage retention. The Compensation Committee also approved a $100,000 bonus payment to Mr. Hagedorn to recognize his service as the interim CFO for almost one year while continuing to serve as the President and CEO of the Bank, and to promote his assistance in the transfer of CFO duties to Mr. Shankar. Finally, the Compensation Committee approved a $30,000 signing bonus and a $25,000 relocation bonus to Mr. Shankar as a part of his pre-employment compensation arrangement to entice him to move to Kansas City and accept employment with UMB.

Other Benefits and Perquisites

Each Executive Officer is offered standard benefits, including health insurance, disability insurance, life insurance, 401(k)-plan matching contributions, and profit-sharing contributions, which are provided on the same terms to all of UMB’s associates who have met minimum service requirements, except to the extent that a benefit (such as disability insurance) is calculated as a percentage of salary. We regularly assess these benefits against those of our peer group to remain competitive.

The Compensation Committee generally approves limited perquisites when appropriate to attract or retain talent, when a particular benefit inures to UMB, or when the value to the executive officers or other officer is greater than UMB’s cash outlay. For example, club dues and fees are paid on behalf of certain executive officers and other designated officers who are charged with meaningful business-generation responsibilities and who appreciate the administrative convenience associated with a corporate-paid membership. Similarly, affording a modest allowance to the executive officers and other senior officers for tax preparation and financial planning (1) enables UMB to ensure that no potential conflict of interest arises in a senior officer’s choice of such a professional, (2) can result in cost savings based on the number of officers using a common professional, and (3) is administratively convenient for the participating officers. See “Compensation Tables—2016 Summary Compensation” later in this proxy statement for detailed information about the perquisites provided to the Named Executive Officers.

Other Executive Compensation Policies and Practices

No Employment Agreements

The Compensation Committee generally disfavors executive employment agreements, and no NEO is a party to one with us. See “Potential Payments upon Termination or Change in Control” later in this proxy statement for more information.

Ownership of UMB Stock

The Board believes that stock ownership guidelines for directors and senior officers are an important component of good corporate governance and operate to further align their interests with those of our shareholders. As a result, stock ownership guidelines have been incorporated into our Governance Guidelines and are evaluated on no less than an annual basis.

Each director is expected, at a minimum, to own 4,000 shares of UMB stock. Each of the following senior officers is expected, at a minimum, to own shares of UMB stock with the applicable market value, vested options with an in-the-money equivalent value, or a combination of the foregoing, as follows:

•	President and Chief Executive Officer – 5 times base salary;

•	Chief Financial Officer and Chief Executive Officer of the Bank – 4 times base salary; and

•	other Executive Vice Presidents and Senior Vice Presidents who participate in a long-term incentive compensation plan with a target award level of 30% or more – 2 times base salary.

Shares of UMB stock held through the Profit-Sharing Plan or the ESOP and unvested Performance Shares and Service Shares are counted toward these minimums.

Each director or senior officer is expected to come into compliance with these stock-ownership guidelines within five years of being employed in or promoted to an applicable position. In January 2017, the Compensation Committee reviewed the holdings of our directors and executive officers as of December 31, 2016. All were found to be within a conformance period or in full compliance as of that date, except Mr. Iseman, whose stock ownership as of December 31, 2016 was calculated to be 61% of his minimum amount.

No Hedging of UMB Stock

Our Governance Guidelines prohibit directors and executive officers from engaging in short-term speculative trading in UMB’s securities. Prohibited transactions include (1) a short sale (that is, a sale of borrowed securities by an investor who hopes to buy the securities later at a lower price and thus make a profit), (2) a short sale against the box (that is, a short sale of owned securities to lock in gains or prevent additional losses), (3) a put or call option (that is, a right to sell or buy securities at a specified price within a specified period of time), including a covered call, and (4) a hedge or any other type of derivative or speculative arrangement that has a similar economic effect without the full risk or benefit of ownership.

The Board believes that this prohibition further aligns the interests of directors and executive officers with those of shareholders, facilitates compliance with insider trading and other applicable laws, and aids in preventing directors and executive officers from subjecting themselves to an actual or potential conflict of interest with UMB or creating the appearance of such a conflict.

Claw-Back of Compensation

In January 2012, the Board approved a claw-back policy (the “Claw-Back Policy”) to formalize UMB’s right to recover cash- or equity-based incentive compensation that was awarded on the basis of incorrect or incomplete measurements of performance or illegal, dishonest, fraudulent, or intentional misconduct. The Claw-Back Policy was modeled on a similar policy that had been adopted by the Compensation Committee in February 2010.

The Compensation Committee is charged with determining whether a recovery of incentive compensation is appropriate under the Claw-Back Policy and, if so, in what amount. The amount to be recovered, however, may not be less than that required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. A recipient must be notified within 36 months after the date when cash-based incentive compensation was received or equity-based incentive compensation vested in order for its recovery to be sought.

Say-on-Pay Advisory Vote

In 2015, 2016, and 2017, the Compensation Committee considered the results of the non-binding say-on-pay advisory vote that was held at our 2014 annual meeting of shareholders. The compensation paid to our named executive officers at that time was overwhelmingly approved, with 97.1% of the votes represented being in favor. The Compensation Committee has interpreted this vote as an endorsement of our executive compensation principles adopted by the Compensation Committee (the “Executive Compensation Principles”) and the overall design and structure of our executive compensation program.

The shareholders will again consider a non-binding say-on-pay advisory vote at the Annual Meeting (see Proposal #2). Following the meeting, the Compensation Committee will consider the results of the shareholder vote when making future compensation decisions.

At our 2011 annual meeting of shareholders, in what is commonly known as a non-binding say-when-on-pay advisory vote, our shareholders voted in favor of us holding say-on-pay advisory votes every third calendar year. Section 14A of the Exchange Act and Rule 14a-21 of the Exchange Act require us to hold a non-binding say-when-on-pay advisory vote this year. At the 2011 annual meeting, the triennial voting cycle received the largest number of votes. For all the reasons set forth later in this Proxy Statement, the Board recommends a continuation of the triennial voting cycle (see Proposal #3).

Internal Revenue Code Section 162(m)

The use of Performance Shares under the Long-Term Incentive Plan is influenced in part by Section 162(m) of the Internal Revenue Code of 1986 as amended, which precludes a publicly held corporation from deducting specified compensation that is paid to a covered employee in excess of one million dollars for the taxable year. Performance-based compensation, however, is fully deductible if conditions identified in Section 162(m) and Treasury Regulation § 1.162-27 are satisfied.

In structuring performance-based awards, the Compensation Committee considers the provisions of Section 162(m) and associated consequences for UMB’s tax position. Compensation that cannot be deducted under Section 162(m) may be approved to the extent judged by the Compensation Committee to be appropriate and in the best interests of UMB and its shareholders.

Performance Shares Certified in January 2017 as Having Vested under the 2014 Long-Term Program

In February 2014, the Compensation Committee approved a Long-Term Program with a performance standard for Performance Shares based on a 3-year EPS (2014, 2015, and 2016) (the “2014 Long-Term Program”). Its design and structure were substantially similar to those of the 2016 Long-Term Program described earlier in this Compensation Discussion and Analysis.

In January 2017, the Compensation Committee reviewed UMB’s financial results from 2014 through 2016 and certified the following: (1) the 3-year EPS under the 2014 Long-Term Program had exceeded the threshold level but had not reached the target level, (2) only 94.98% of the performance standard under the 2014 Long-Term Program had been achieved, and (3) only 87.45% of the target award of Performance Shares for each eligible participant under the 2014 Long-Term Program had been earned. Based on these conclusions, the following Performance Shares (including additional shares of UMB stock that had been purchased with dividends on the Performance Shares initially granted) were released to the Named Executive Officers free of restrictions and risk of forfeiture: (a) 7,693 shares to Mr. Kemper, (b) 2,884 shares to Mr. Hagedorn, and (c) 374 shares to Mr. Terry. Messrs. Shankar, Iseman, and Macke had not been awarded Performance Shares under the 2014 Long-Term Program.

Deferred Compensation Plan

In October 2008, the Compensation Committee approved a deferred compensation plan that permits the Executive Officers and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement, termination, or the occurrence of another specified event. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. All of the Named Executive Officers were eligible to participate in this plan, and three elected to defer income in 2016, as described later in this proxy statement.

Additional Payments or Benefits

The NEOs, in addition to other officers, may be entitled to receive accelerated payments or other awards under the Long-Term Incentive Plan, the Scout Program, the Short-Term Incentive Plan, or a VAPP in limited circumstances (such as death, disability, retirement, or a change in control of UMB). See “Potential Payments upon Termination or Change in Control” later in this proxy statement for additional information.

Executive Compensation Actions in 2017

Earlier discussions of each NEO’s compensation for 2016 address actions that were taken by the Compensation Committee in 2017 and that could affect a fair understanding of 2016 compensation. See “Executive Compensation for 2016” earlier in this Compensation Discussion and Analysis. The following table outlines those actions for each Named Executive Officer:

Executive	Salary			STIP		LTIP Grant

	2017 (effective 3/23/17)	2016 (as of 12/31/16)	Increase	2017 (Determined and Paid in February 2018)	2016 (Determined and Paid in February 2017)	2017 (Determined and Fixed in February 2017)	2016 (Determined and Fixed in February 2016)

J. Mariner Kemper	$905,216	$862,110	5%	Target of 105% of 12/31/17 Salary	$1,158,676 (128% of 12/31/16 Salary from a Target of 105% of 12/31/16 Salary)	Value of $2,000,000	Value of $1,800,000

Ram Shankar	$360,000	$350,000	2.9%	Target of 50% of 12/31/17 Salary	$79,949	Value of $175,000	0 (1)

Michael D. Hagedorn	$490,000	$475,000	3.2%	Target of 65% of 12/31/17 Salary	$416,813 (135% of 12/31/16 Salary from a Target of 65% of 12/31/16 Salary)	Value of $575,000	Value of $575,000 Plus Value of $450,000 (Grant of Service Shares with 50% vesting on each of the 2nd and 3rd anniversaries)

Andrew J. Iseman	$415,000	$415,000	0%	Target of 125% of 12/31/17 Salary	$336,685 (65% of 12/31/16 Salary from a Target of 125% of 12/31/16 Salary)	16.25% of Potential Scout Program Pool	$0

Executive	Salary			STIP		LTIP Grant

Thomas S. Terry	$325,000	$300,000	8.3%	Target of 45% of 12/31/17 Salary	$174,000 (145% of 12/31/16 Salary from a Target of 40% of 12/31/16 Salary)	Value of $150,000	Value of $128,500 Plus Value of $68,750 (Grant of Service Shares with 50% vesting on each of the 2nd and 3rd anniversaries)

Kevin M. Macke	$308,000	$284,000	8.4%	Target of 40% of 12/31/17 Salary	$139,356 (140% of the 12/31/16 Salary from a Target of 35% of 12/31/16 Salary)	Value of $142,200	Value of $142,200 Plus Value of $71,100 (Grant of Service Shares with 50% vesting on each of the 2nd and 3rd anniversaries)

(1)

As previously noted, the Company granted Mr. Shankar 3,000 shares of Service Stock as a part of his pre-employment compensation arrangement. Those shares are not reflected in the above table, but are described in this proxy statement. See 2016 Grants of Plan-Based Awards earlier in this proxy statement.

A detailed discussion of each named executive officer’s compensation for 2017 will be included in the proxy statement for our 2018 annual meeting of shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth earlier in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in UMB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and this proxy statement.

Greg M. Graves, Chair

Robin C. Beery

Timothy R. Murphy

L. Joshua Sosland

Paul Uhlmann III

Leroy J. Williams

As provided by SEC Regulation S-K, this Compensation Committee Report is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by UMB under the Securities Act of 1933 as amended or the Exchange Act.

COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

At least annually, an incentive compensation risk assessment is prepared by our Corporate Risk Services and Human Resources Departments and is presented to the Compensation Committee. This risk assessment is designed to ascertain whether our incentive compensation arrangements generate incentives that properly balance risk and reward, are compatible with effective controls and risk management (including the Interagency Guidance on Sound Incentive Compensation Policies issued by the federal banking agencies), are overseen through a strong corporate governance structure, and ultimately ensure that UMB’s safety and soundness are adequately protected.

In February 2017, as with prior years, the Compensation Committee reviewed and deliberated on (1) the annual incentive compensation risk assessment, (2) the Executive Compensation Principles, (3) UMB’s compensation policies and practices, (4) whether or how UMB’s compensation policies and practices may incent an employee to engage in higher-risk activities, (5) whether or how any short-term incentives may have an impact on long-term risk, (6) whether or how claw-backs or hold-backs are utilized or deemed appropriate, (7) whether or how changes in UMB’s risk profiles may require changes in its compensation policies and practices, (8) how to appropriately monitor UMB’s compensation policies and practices to ensure that its risk-management objectives are being met, and (9) the existence and effectiveness of any controls, policies, or practices that may be in place to mitigate or balance the risks associated with UMB’s compensation policies or practices. Based on this review, the Compensation Committee concluded that the compensation policies and practices relating to executive officers and other employees of UMB and its subsidiaries do not create risks that are reasonably likely to have a material adverse effect on UMB. This conclusion will be reported to the Board at its next regular meeting.

COMPENSATION TABLES

2016 SUMMARY COMPENSATION

This table summarizes the compensation of the Named Executive Officers for each of our last three completed fiscal years. Their compensation for 2016 is discussed in more detail in “Compensation Discussion and Analysis” earlier in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)

J. Mariner Kemper	2016	862,110	-	1,349,916	449,995	1,158,676	-	63,703	(5)	3,884,399
Chairman, President,	2015	862,110	-	974,923	524,999	862,110	-	38,333		3,262,475
and CEO	2014	847,373	-	779,951	419,996	948,321	-	31,930		3,027,571

Ram Shankar	2016	127,885	55,000	171,060	-	79,949	-	54,812	(6)	488,705
Chief Financial Officer

Michael D. Hagedorn	2016	468,269	100,000	881,126	143,748	416,813	-	38,567	(7)	2,048,524
Vice Chairman and	2015	444,986	-	357,472	192,491	292,500	-	44,564		1,332,013
President and CEO of	2014	420,953	-	292,396	157,494	306,216	-	36,976		1,214,035
UMB Bank, N.A.

Andrew J. Iseman	2016	415,000	-	-	-	336,685	-	11,107		762,792
Chairman and CEO	2015	414,521	-	303,635	-	336,685	-	9,617		1,064,458
of Scout Investments,	2014	415,000	-	359,955	-	729,639	-	10,241		1,514,835
Inc.

Thomas S. Terry	2016	274,481	50,000	165,022	32,116	174,000	-	19,913	(8)	715,532
Chief Lending Officer

Kevin M. Macke	2016	284,400	50,000	177,704	35,541	139,356	-	9,507		696,507
EVP—Operations

(1)

These amounts reflect the aggregate grant date fair value computed in accordance with “FASB” ASC Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits. The value of Performance Shares is based on the assumption that the highest level of performance conditions is achieved.

(2)

These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of equity awards is included in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Significant Accounting Policies, and in Note 11, Employee Benefits.

(3)	These amounts are actual amounts that were earned during 2016 under the 2016 Short-Term Program and the VAPP for Mr. Iseman and that were paid on February 16, 2017.

(4)	These amounts include UMB’s match and allocation of forfeitures under the Profit-Sharing Plan and the ESOP as well as perquisites and other personal benefits.

(5)	This amount includes perquisites and other personal benefits, such as:

•	an automobile allowance;

•	country club and dining club membership fees;

•	executive physical; and

•

personal use of a corporate jet. The aggregate incremental cost of this perquisite was calculated by multiplying the total flight hours by (1) the hourly fuel rate billed by the vendor, and (2) the hourly flight rate billed by the vendor, and adding the resulting totals.

(6)	This amount includes perquisites and other personal benefits, such as:

•	a tax gross up on the relocation bonus, totaling $24,716; and

•

reimbursement of costs associated with Mr. Shankar’s relocation, including temporary living expenses and accommodations and transportation for house hunting trips, and an associated tax gross up in the amount of $9,233.

(7)	This amount includes perquisites and other personal benefits, such as:

•	an automobile allowance;

•	the cost of professional financial consulting services; and

•	country club and dining club membership fees.

(8)	This amount includes perquisites and other personal benefits, such as:

•	the cost of professional financial-consulting services; and

•	country club and dining club membership fees.

2016 GRANTS OF PLAN-BASED AWARDS

This table summarizes each grant of an award made to a NEO in 2016 under the 2016 Short-Term Program, the VAPP for Mr. Iseman, the 2016 Long-Term Program, or the Scout Program. These plans and the grants in 2016 are discussed in more detail in “Compensation Discussion and Analysis” earlier in this proxy statement.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards Target ($) (1)	Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)		All Other Option Awards: Number of Securities Under- lying Options (#) (2)	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)	Target (#)	Maximum (#)

J. Mariner Kemper	2/5/16	905,216	9,437	18,875	18,875	9,437		45,454	47.68	1,799,911

Ram Shankar	8/8/16	69,521	-	-	-	3,000		-	-	171,060

Michael D. Hagedorn	2/5/16	308,750	3,014	6,029	6,029	3,014		14,520	47.68	574,919

	2/5/16	-	-	-	-	9,437	(3)	-	-	449,956

Andrew J. Iseman	2/5/16	518,750	-	-	-	-		-	-	-

Thomas S. Terry	2/5/16	120,000	673	1,347	1,347	673		3,244	47.68	128,430

	7/29/16	-	-	-	-	1,240	(3)	-	-	68,708

Kevin M. Macke	2/5/16	99,540	745	1,491	1,491	745		3,590	47.68	142,154

	7/29/16	-	-	-	-	1,283	(3)	-	-	71,091

(1)

These amounts reflect the target award levels approved by the Compensation Committee on February 5, 2016, under the 2016 Short-Term Program for all NEOs except Mr. Iseman, and the VAPP for Mr. Iseman. There are no thresholds or maximums for individuals under these plans, and the Compensation Committee has the discretion to increase or decrease each NEO’s compensation from the target award level shown based on bonus-pool availability and the NEO’s individual risk-based performance.

(2)	These numbers reflect grants made under the 2016 Long-Term Program.

(3)	These numbers reflect special grants of Service Stock made under the 2016 Long-Term Program.

This table summarizes unexercised options, stock that has not vested, and equity incentive-plan awards for each NEO outstanding as of December 31, 2016. The market value of each stock award was computed by multiplying the closing market price of UMB stock on December 31, 2016, by the applicable number of shares of UMB stock shown in the table for the award.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis-able		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. Mariner Kemper	25,735				37.73	1/1/2018
	22,151				41.37	1/1/2019
	23,137				37.84	1/1/2020
	22,122				41.71	1/8/2021
	21,824	7,275	(2)		39.97	1/1/2022	1,225 (3)	94,472
	14,654	14,655	(4)		45.58	1/1/2023	2,498 (5)	192,646
		32,233	(6)		57.40	1/1/2024	5,497 (7)	423,929	8,796 (8)	678,348
		43,933	(9)		51.42	2/11/2025	7,554 (10)	582,564	12,088 (11)	932,227
		45,454	(12)		47.68	2/5/2026	9,597 (13)	740,121	19,195 (14)	1,480,318

Ram Shankar							3,022 (15)	233,057

Michael D. Hagedorn	8,057				41.71	1/1/2021
		2,476	(2)		39.97	1/1/2022	417 (3)	32,159
	5,294	5,295	(4)		45.58	1/1/2023	903 (5)	69,639
		12,087	(6)		57.40	1/1/2024	2,060 (7)	158,867	3,297 (8)	254,265
		16,108	(9)		51.42	2/11/2025	2,770 (10)	213,622	4,432 (11)	341,796
		14,520	(12)		47.68	2/5/2026	3,065 (13)	236,373	6,131 (14)	472,823
							9,597 (16)	740,121

Andrew J. Iseman		1,667	(2)		45.07	1/1/2022	359 (17)	27,686
							2,215 (18)	170,821
							4,089 (19)	315,344

Thomas S. Terry	2,000				38.54	12/20/2017
	1,500				40.93	11/17/2018
	845				41.37	1/1/2019
	462				37.84	1/1/2020
	1,921				41.71	1/1/2021
	1,890	631	(2)		39.97	1/1/2022	128 (3)	9,871
	1,108	1,109	(4)		45.58	1/1/2023	227 (5)	17,506
		1,784	(6)		57.40	1/1/2024	365 (7)	28,149	426 (8)	32,853
		3,661	(9)		51.42	2/11/2025	755 (10)	58,226	880 (11)	67,866
		3,244	(12)		47.68	2/5/2026	684 (13)	52,750	1,369 (14)	105,577
							1,249 (20)	96,323

Kevin M. Macke	883				41.71	1/1/2021
	779	260	(2)		39.97	1/1/2022	184 (3)	14,190
	462	462	(4)		45.58	1/1/2023	331 (5)	25,527
		1,208	(6)		57.40	1/1/2024	865 (7)	66,709
		2,020	(9)		51.42	2/11/2025	416 (10)	32,082	485 (11)	37,403
		3,590	(12)		47.68	2/5/2026	757 (13)	58,380	1,516 (14)	116,914
							1,292 (20)	99,639

(1)

These numbers include shares acquired through the reinvestment of dividends or distributions on restricted UMB stock during the vesting period. Dividends and distributions on restricted UMB stock are used to purchase additional shares through UMB’s Dividend Reinvestment Plan. These shares are subject to the same rights, restrictions, and other provisions applicable to the restricted UMB stock on which the dividends or distributions were paid or made.

(2)	These are Options that vested and became exercisable for 100% of the shares on January 1, 2017.

(3)	These are Service Shares that vested on February 10, 2017.

(4)	These are Options that vested and became exercisable for 50% of the shares on January 1, 2017. The final 50% will vest and become exercisable on January 1, 2018.

(5)	These are Service Shares that vested 50% on February 12, 2017. The final 50% will vest on February 12, 2018.

(6)

These are Options that vested and became exercisable for 50% of the shares on January 1, 2017. The next 25% will vest and become exercisable on January 1, 2018. The final 25% will vest and become exercisable on January 1, 2019.

(7)	These are Service Shares that vested 50% on February 10, 2017. The next 25% will vest on February 10, 2018. The final 25% will vest on February 10, 2019.

(8)

These are Performance Shares that vested as to service under the 2014 Long-Term Program on January 1, 2017. The Compensation Committee determined on January 23, 2017, that 94.98% of the performance standard under the 2014 Long-Term Program had been achieved and that 87.45% of the Performance Shares had been earned.

(9)

These are Options that will vest and become exercisable for 50% of the shares on February 11, 2018. The next 25% will vest and become exercisable on February 11, 2019. The final 25% will vest and become exercisable on February 11, 2020.

(10)	These are Service Shares that will vest 50% on February 11, 2018. The next 25% will vest on February 11, 2019. The final 25% will vest on February 11, 2020.

(11)	These are Performance Shares that will vest as to service under the 2015 Long-Term Program on January 1, 2018, and will be earned to the extent that the performance standard is achieved.

(12)

These are Options that will vest and become exercisable for 50% of the shares on February 5, 2018. The next 25% will vest and become exercisable on February 5, 2019. The final 25% will vest and become exercisable on February 5, 2020.

(13)	These are Service Shares that will vest 50% on February 5, 2018. The next 25% will vest on February 5, 2019. The final 25% will vest on February 5, 2020.

(14)	These are Performance Shares that will vest as to service under the 2016 Long-Term Program on January 1, 2019, and will be earned to the extent that the performance standard is achieved.

(15)	These are Service Shares that will vest 50% on August 8, 2018, and 50% on August 8, 2019.

(16)	These are Service Shares that will vest 50% on February 5, 2018, and 50% on February 5, 2019.

(17)	These are Service Shares that will vest on March 14, 2017.

(18)	These are Service Shares that vested on January 1, 2017.

(19)	These are Service Shares that vested 50% on January 1, 2017. The final 50% will vest on January 1, 2018.

(20)	These are Service Shares that will vest 50% on July 29, 2018, and 50% on July 29, 2019.

2016 OPTION EXERCISES AND STOCK VESTED

This table summarizes each exercise of stock options, stock appreciation rights, and similar instruments and each vesting of stock (including restricted stock, restricted stock units, and similar instruments) during 2016 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

J. Mariner Kemper	20,467	630,793	10,948	478,890

Ram Shankar	-	-	-	-

Michael D. Hagedorn	37,067	683,142	6,236	280,438

Andrew J. Iseman	3,352	25,985	5,984	281,720

Thomas S. Terry	2,000	81,280	868	38,508

Kevin M. Macke	3,881	105,281	674	32,021

(1)	These numbers include shares acquired through the reinvestment of dividends or distributions on restricted UMB stock during the vesting period.

2016 NONQUALIFIED DEFERRED COMPENSATION

In October 2008, the Compensation Committee approved a deferred compensation plan that permits the Named Executive Officers and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement, termination, or the occurrence of another specified event. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. If a participant has an account that terminates upon retirement under the plan, the participant may choose to have the benefit paid out in a lump sum or in installments over two to ten years. Specified-date accounts are paid in a lump sum or in installments, as elected by the participant, over two to five years. If employment is terminated other than through retirement, the amounts in all accounts are paid in a lump sum.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

J. Mariner Kemper	-	-	-	-

Ram Shankar	-	-	-	-

Michael D. Hagedorn	28,096	4,309	22,760	52,662

Andrew J. Iseman	-	-	-	-

Thomas S. Terry	74,110	43,358	20,241	479,102

Kevin M. Macke	28,440	1,805	27,673	31,185

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

All of the Named Executive Officers are employees at will and may be terminated at any time. No NEO is entitled to receive any payment or award upon termination, except as described in this section in circumstances involving death, disability, qualified retirement, a change in control of UMB, or involuntary termination of a participant under the Scout Program. Each of these payments and awards, other than those arising under the VAPP of Mr. Iseman, is available to all participants in the applicable plan. Any additional payment or benefit that a NEO would receive in the ordinary course is available generally to all of UMB’s associates.

Change in Control

The Short-Term Incentive Plan, the Long-Term Incentive Plan, and the Scout Program include provisions for accelerating the vesting of awards under those plans in the event of a change in control of UMB. The Compensation Committee concluded that the use of this single trigger was appropriate in order to assure the Named Executive Officers—who would not have authority over the decision to effect a change in control but who would be needed to successfully implement it—that they would not be adversely affected by the change in control. This conclusion was reinforced by the fact that no NEO is entitled to a severance payment due to a change in control and by market considerations in attracting and retaining talent.

Short-Term Incentive Compensation

The Short-Term Incentive Plan provides that, if a change in control of UMB were to occur, any award for a completed performance period would be immediately payable in cash based on actual results. If the change in control were to occur before the performance period has ended, applicable performance standards would be adjusted to reflect the shortened period, and awards would be immediately payable in cash on a prorated basis based on actual results. Discretionary reductions in these awards would not be allowed in the event of a change in control.

Options

Under the Long-Term Incentive Plan, unvested Options would accelerate and vest immediately if a change in control of UMB were to occur.

Restricted Stock

Service Shares granted under the Long-Term Incentive Plan would accelerate and vest immediately upon a change in control of UMB. Performance Shares would do the same but only to the extent that the performance standard, which typically covers a multi-year period, has been met by that time.

Scout Program

Deferred awards of Service Shares under the Scout Program, if not assumed by the acquirer in a change in control of UMB, would immediately become vested and nonforfeitable on the 15th day prior to the effective date of the change in control. Deferred cash awards also would become immediately payable under the same circumstances upon a change in control.

Change in Control Table

Under the Short-Term Incentive Plan, the Long-Term Incentive Plan, or the Scout Program, the Named Executive Officers would have been entitled to the following payments or value had a change in control of UMB occurred on December 31, 2016.

Name	Cash Payments ($) (1)	Acceleration of Unvested Restricted Stock ($) (2)	Acceleration of Unvested Non- qualified Options ($) (3)	Total Change in Control ($)

J. Mariner Kemper	905,216	3,892,401	3,835,679	8,633,295

Ram Shankar	69,521	233,057	-	302,577

Michael D. Hagedorn	308,750	2,111,546	1,338,788	3,759,083

Andrew J. Iseman	518,750	513,851	53,427	1,086,028

Thomas S. Terry	120,000	381,513	283,191	784,704

Kevin M. Macke	99,540	366,397	205,656	671,593

(1)

For Messrs. Kemper, Shankar, Hagedorn, Terry and Macke, these are the amounts that would have been payable under the 2016 Short-Term Program based on their target percentages. For Mr. Iseman, this is the aggregate amount of deferred cash awards under the Scout Program that would have accelerated. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Compensation” earlier in this proxy statement.

(2)

For Service Shares and Performance Shares, each value is based on the closing price of UMB stock on December 31, 2016. In addition, for Performance Shares, the values assume that 94.98% of the performance standard under the 2014 Long-Term Program had been achieved, 71.52% of the performance standard under the 2015 Long-Term Program had been achieved, and 37.00% of the performance standard under the 2016 Long-Term Program had been achieved.

(3)	For each Option, the value is based on the amount by which the Option was “in the money” as of December 31, 2016.

Death or Disability

Awards may accelerate and vest under the VAPP for Mr. Iseman, the Long-Term Incentive Plan, or the Scout Program in specified cases of death or disability. The Compensation Committee concluded that these provisions are required by market considerations in attracting and retaining talent and are appropriate.

Short-Term Incentive Compensation

Each of Messrs. Kemper, Shankar, Hagedorn, Terry and Macke must be employed by UMB or one of its subsidiaries on the last day of the performance period to be eligible for an award under the 2016 Short-Term Program. Mr. Iseman must be employed by UMB or one of its subsidiaries on the last business day of the performance period to be eligible for an award under his VAPP, except that a prorated payment will be made in the case of death.

Options

Under the Long-Term Incentive Plan, unvested Options would accelerate and vest immediately in the case of death or permanent and total disability.

Restricted Stock

Service Shares granted under the Long-Term Incentive Plan would accelerate and vest immediately in the case of death or permanent and total disability. Performance Shares would accelerate and vest immediately in such a case on a proportional basis, computed by dividing the number of full years of continuous service after the grant date by three, irrespective of whether the performance standard had been achieved.

Scout Program

If Mr. Iseman were to die or become significantly disabled, all previously granted but not-yet-vested deferred awards under the Scout Program would immediately accelerate and vest and, in the case of deferred cash awards, be paid within 60 days of the event to him or his beneficiary or estate. In addition, if Mr. Iseman were to die or become significantly disabled after the end of a performance period but before the applicable deferred awards of cash or Service Shares had been granted under the Scout Program, an amount equal to their full value would be paid on the grant date to him or his beneficiary or estate.

Death-or-Disability Table

Under the VAPP for Mr. Iseman, the Long-Term Incentive Plan, or the Scout Program, the Named Executive Officers would have been entitled to the following payments or value had an applicable event of death or disability occurred on December 31, 2016.

Name	Cash payment ($) (1)	Acceleration of Unvested Options ($) (2)	Acceleration of Restricted Stock ($) (3)	Total Death and Disability ($)

J. Mariner Kemper	-	3,835,679	2,796,680	6,632,359

Ram Shankar	-	-	233,057	233,057

Michael D. Hagedorn	-	1,338,788	1,734,197	3,072,985

Andrew J. Iseman	841,169	53,427	513,851	1,408,447

Thomas S. Terry	-	283,191	307,323	590,514

Kevin M. Macke	-	205,656	308,943	514,599

(1)

For Mr. Iseman, this is the sum of (a) the amount of deferred cash awards that would have accelerated under the Scout Program and (b) in the case of his death, the amount of the targeted award that would have been paid under his VAPP.

(2)	For each Option, the value is based on the amount by which the Option was “in the money” as of December 31, 2016.

(3)

For Service Shares and Performance Shares, each value is based on the closing price of UMB common stock on December 31, 2016. In addition, for Performance Shares, the values assume the acceleration of one-third of those shares under the 2015 Long-Term Program and two-thirds of those shares under the 2014 Long-Term Program.

Qualified Retirement

Awards may accelerate and vest under the VAPP for Mr. Iseman or the Long-Term Incentive Plan in specified cases of retirement. The Compensation Committee concluded that these provisions are required by market considerations in attracting and retaining talent and are appropriate. As of December 31, 2016, none of the Named Executive Officers were eligible to be considered for qualified retirement.

Short-Term Incentive Compensation

Each of Messrs. Kemper, Shankar, Hagedorn, Terry and Macke must be employed by UMB or one of its subsidiaries on the last day of the performance period to be eligible for an award under the 2016 Short-Term Program. Mr. Iseman must be employed by UMB or one of its subsidiaries on the last business day of the performance period to be eligible for an award under his VAPP, except that a prorated payment will be made in the case of a “qualified retirement” (which is a retirement at or after age 60 with 10 or more years of continuous service to UMB).

Options

Under the Long-Term Incentive Plan, unvested Options would accelerate and vest immediately in the case of a qualified retirement.

Restricted Stock

For Service Shares, upon the qualified retirement of an Executive Officer, but subject to the Compensation Committee’s approval, each applicable tranche under the Long-Term Incentive Plan would accelerate and vest immediately on a proportional basis. This would be computed by dividing the number of full years of the Executive Officer’s continuous service after the grant date for the tranche by the number of full years of continuous service required for the tranche to vest.

For Performance Shares, despite an Executive Officer’s earlier qualified retirement but subject to the Compensation Committee’s approval, the Executive Officer would become vested—if, when, and to the extent that the applicable performance standard under the Long-Term Incentive Plan were achieved—in Performance Shares that had been granted during the time of employment in a percentage amount equal to the percentage of the performance standard that had been achieved as of the effective date of the qualified retirement.

For the Named Executive Officers, as of December 31, 2016, (1) no Service Shares under the 2016 Long-Term Program would have vested, (2) one-third of the first tranche, one-fourth of the second tranche, and one-fifth of the third tranche of Service Shares under the 2015 Long-Term Program would have vested, (3) two-thirds of the first tranche, one-half of the second tranche, and two-fifths of the third tranche of Service Shares under the 2014 Long-Term Program would have vested, (4) three-fourths of the second tranche and three-fifths of the third tranche of Service Shares under the 2013 Long-Term Program would have vested, (5) four-fifths of the third tranche of Service Shares under the 2012 Long-Term Program would have vested, and (6) 37% of the Performance Shares under the 2016 Long-Term Program and 71.5% of the Performance Shares under the 2015 Long-Term Program would have vested if, when, and to the extent that the applicable performance standard were achieved.

Scout Program

No qualified or other retirement would cause an award under the Scout Program to accelerate and vest.

Involuntary Termination of a Participant under the Scout Program

If UMB were to terminate Mr. Iseman without cause or he were to resign for good reason, all previously granted but not-yet-vested deferred awards under the Scout Program would immediately accelerate and vest and, in the case of deferred cash awards, be paid within 60 days of the event to him. In addition, if UMB were to terminate Mr. Iseman without cause or he were to resign for good reason after the end of a performance period but before the applicable deferred awards of cash or Service Shares had been granted under the Scout Program, an amount equal to their full value would be paid on the grant date to him.

PROPOSAL #2—ADVISORY VOTE (NON-BINDING) ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking a non-binding advisory vote to approve the compensation paid to our NEOs, as described in the “Compensation Discussion and Analysis” provisions of this proxy statement, and the accompanying tables. Although the vote is only advisory in nature, the Compensation and Governance Committees may consider the outcome of this vote when making future decisions regarding executive compensation. At the Company’s last advisory vote on the compensation paid to our named executive officers, the shareholders represented at the meeting voted 97.1% in approval.

The objectives supporting UMB’s executive compensation programs are described in detail within the “Compensation Discussion and Analysis” provisions of this proxy statement and should be reviewed carefully. The Company believes that its compensation programs closely align with its goals of incentivizing, developing and retaining innovative and skilled executives, and are in step with the long-term interests of its shareholders.

The Board recommends that shareholders vote FOR the approval of the compensation paid to our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related materials disclosed in this proxy statement.

PROPOSAL #3—ADVISORY VOTE (NON-BINDING) ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, at least once every six years we are required to submit for shareholder vote a non-binding resolution to determine whether the required periodic advisory shareholder vote on executive compensation should occur every one, two, or three years.

Although the Board has recommended that the shareholders should hold an advisory vote on executive compensation every three years, you are not being asked to approve or disapprove the Board’s recommendation. You have four choices on this proposal: every year, every two years, every three years, or you may abstain from voting. The option that receives the highest number of votes cast by shareholders will be deemed to be the frequency of advisory votes on executive compensation that has been selected by the shareholders.

As previously noted, the vote cast by the shareholders is an advisory vote only. Shareholder selection of a one, two, or three-year frequency option will not require the Company to implement an advisory vote on executive compensation every one, two, or three years as the Compensation Committee is ultimately charged with determining the appropriate frequency of this advisory vote. However, the Board and the Compensation Committee do value the opinions of the Company’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and Compensation Committee will strongly consider the outcome of the frequency vote and other communications from shareholders when making future decisions regarding the frequency of say-on-pay votes.

The Company’s last advisory vote on this matter took place at the 2011 annual shareholder’s meeting. At that meeting, 50.44% of the shares voted were cast in favor of a triennial voting cycle. Following that vote, the Compensation Committee adopted a three-year voting cycle.

After careful consideration and discussion, the Board is once again recommending a triennial voting schedule for shareholder advisory votes on executive compensation. The reasons for this recommendation largely echo those that persuaded the Board in 2011, and are still relevant today.

The Board reviews its executive compensation programs regularly to ensure alignment with its primary goals of rewarding long-term growth and performance, and retaining quality, experienced and innovative leaders. Longer-term and forward-thinking plans and strategies often take more than a year or two to have a meaningful impact on the Company, and accordingly, to translate into value for shareholders. The Board believes an annual shareholder vote on executive pay and performance would run counter to the goal of encouraging long-term planning and, instead, inspire planning that focuses mostly on short-term achievements. A vote every three years will provide sufficient time to evaluate the effectiveness of the Company’s larger, and more impactful, plans and strategies. Further, a triennial vote will allow the Company to, after having received shareholder feedback, respond and plan appropriately and effectively, with an eye towards evidencing measurable results by the date of the next advisory vote. Finally, the Board believes that the time and energy that would be spent by internal resources in preparing for this vote every year is better spent managing and developing the Company, its personnel and its products. In this respect, the recommended triennial voting cycle tracks with the Company’s emphasis on creating and retaining internal efficiencies. For all of the reasons noted, the Board believes that a three-year cycle is appropriate for the Company.

The Board recommends that shareholders vote to hold the advisory vote on executive compensation every THREE years.

PROPOSAL #4—RATIFICATION OF THE CORPORATE AUDIT COMMITTEE’S

ENGAGEMENT OF KPMG LLP AS

UMB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

In September of 2014, the Audit Committee replaced its prior independent registered public accounting firm and engaged KPMG LLP (“KPMG”), as the independent registered public accounting firm to audit UMB’s consolidated financial statements. The Audit Committee has decided to engage KPMG as the independent registered public accounting firm to audit the consolidated financial statements of UMB for fiscal year 2017, and the Board is recommending that our shareholders ratify this engagement.

The Audit Committee, however, will retain sole authority over the appointment and replacement of UMB’s independent registered public accounting firm and will remain directly responsible for the compensation and oversight of UMB’s independent registered public accounting firm auditors. As a result, despite any ratification of this engagement of KPMG by our shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to audit the consolidated financial statements of UMB for fiscal year 2017, or to take any other related action if judged by the Audit Committee to be in the best interests of UMB. If our shareholders do not ratify this engagement of KPMG, the Audit Committee will consider that action in its ongoing exercise of authority over the appointment, replacement, compensation, and oversight of UMB’s independent registered public accounting firm.

The Audit Committee has discussed and confirmed with KPMG its independence. The Audit Committee has determined as well that KPMG’s provision of professional services to UMB—including those described in the table set forth prior to this Proposal—was compatible with KPMG’s independence.

The Audit Committee has not established pre-approval policies and procedures for the engagement of auditor services. All auditor services are approved by the Audit Committee under Rule 2-01(c)(7)(i)(A) of SEC Regulation S-X.

KPMG has audited the consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2016. Representatives of KPMG are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire. We also expect these representatives to be available to respond to appropriate questions.

The Board recommends that shareholders vote FOR the ratification of the Corporate Audit Committee’s engagement of KPMG LLP as UMB’s independent registered public accounting firm for 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (including related expenses) for professional services rendered by KPMG related to fiscal years 2016 and 2015.

	Fiscal years ended December 31,
	2016	2015
Audit Fees	$1,264,200	$1,074,500
Audit-Related Fees (1)	$65,100	$42,500
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,329,300	$1,117,000

(1)

The nature of the services comprising “Audit-Related Fees” in 2016 and 2015 was the performance of regulatory compliance procedures for UMB Bank, n.a., Scout Investments, Inc., UMB Financial Services, Inc., and for 2016 only, Marquette Asset Management, LLC.

REPORT OF THE CORPORATE AUDIT COMMITTEE

The Audit Committee exercises general oversight, on behalf of the Board, over the accounting, financial-reporting, and internal-control functions of UMB. The Audit Committee has sole authority over the appointment and replacement of UMB’s independent registered public accounting firm and is directly responsible for the compensation and oversight of UMB’s independent registered public accounting firm. The Audit Committee also approves the risk-assessment methodology, risk assessment, and annual audit plan of the internal audit function and all decisions on the appointment, removal, and compensation of UMB’s Chief Audit Executive. Other duties, responsibilities, and authorities of the Audit Committee are set forth in its charter, which has been approved by the Board and can be found in the Corporate Governance menu at www.umb.com/investor.

Management is primarily responsible for UMB’s accounting, financial-reporting, and internal-control functions and has represented to the Audit Committee that UMB’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2016, were audited by KPMG as the independent registered public accounting firm.

The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management, KPMG, and internal auditors—including in separate executive sessions—prior to the public release of each announcement. The Audit Committee has reviewed the audited consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2016, and has discussed them—including in separate executive sessions—with management, KPMG, and internal auditors.

The Audit Committee has reviewed and discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (which superseded Statement on Auditing Standards No. 61).

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed and confirmed with KPMG its independence. The Audit Committee has determined as well that KPMG’s provision of non-audit services to UMB was compatible with KPMG’s independence.

Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board, and the Board approved, the inclusion of UMB’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

The Audit Committee has decided to engage KPMG as the principal independent registered public accounting firm to audit UMB’s financial statements for fiscal year 2017. This engagement is being presented to UMB’s shareholders for ratification as described in Proposal #4.

Nancy K. Buese, Chair

Robin C. Beery

Kevin C. Gallagher

Kris A. Robbins

As provided by SEC Regulation S-K, this Report of the Corporate Audit Committee is not deemed to be soliciting material or to be filed or incorporated by reference into any other filing by UMB under the Securities Act of 1933 as amended or the Exchange Act.

PROPOSAL #5—SHAREHOLDER PROPOSAL FOR THE ADOPTION

OF A POLICY REQUIRING AN INDEPENDENT CHAIR OF THE BOARD

UMB has been notified by an individual shareholder, who owns 92 shares of UMB stock, that he intends to propose the following resolution at the Annual Meeting. UMB will provide the name and address of the proponent to any shareholder promptly upon the Secretary’s receipt of an oral or written request at UMB’s principal executive offices.

The Board and UMB disagree with the proponent’s supporting statement and accept no responsibility for the contents of the proposal or the supporting statement. The Board recommends a vote AGAINST the proposal for the reasons set forth after the proponent’s supporting statement.

Shareholder Proposal

RESOLUTION

That the shareholders of UMB FINANCIAL CORPORATION request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors to be an independent member of the Board of Directors.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

STATEMENT

UMB FINANCIAL CORPORATION and WELLS FARGO & COMPANY opposed this proposal of the proponent many times in past annual meetings.

In the fall of 2016 after Wells Fargo & Company admitted its several problems, it abandoned the dual role of one person serving as its Chairman of the Board while being Chief Executive Officer and appointed an “independent” Chairman and “independent” Vice-Chairman of the Board. Obviously, its Board finally realized the seriousness of the issues and the impact of its paying $210,000,000 in fines. More recently, it increased high-end estimates of reasonably possible potential litigation losses to $1,700,000,000.

This proposal’s proponent is a long-term shareholder of UMB Financial Corporation and was responsible for its elimination of classified three-year terms for directors and the adoption on January 24, 2012, of a Policy Against Hedging Transactions, in response to his proposal.

Since the retirement of R. Crosby Kemper in 1994, he has been succeeded by three sons—Alexander Kemper who resigned in 2000, R. Crosby Kemper, III, resigned in 2004 and J. Mariner Kemper the current Chairman and Chief Executive Officer. Another Kemper at UMB is Heather Kemper Miller, an officer in Kansas City and Denver.

Following the last annual meeting, the proponent and his representative at the meeting were thanked for pointing out that a board member had resigned and joined the board of a competitor and that the person serving as President and Chief Operating Officer of UMB Financial had resigned and the person serving as Chief Financial Officer of UMB Financial had resigned from serving as Chief Financial Officer but stayed on with UMB in other positions. The proponent believes this is excessive turnover that could have been prevented by an independent chairman.

DuPont’s failures were placed upon its Board Chair and Chief Executive Officer who was ousted by its board in the same manner that Target Corporations’ board ousted its Chairman/Chief Executive Officer a year earlier. Studies have confirmed that under-performing companies lack an independent chairman and companies, worldwide, are routinely separating the positions of chairman and CEO (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer, 2010).

Norges Bank Investment Management has stated its support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.”

If you agree, please vote “FOR” this proposal.

Response of the Board of Directors

The Board believes that this proposal runs counter to the best interests of UMB and its shareholders and, as a result, recommends a vote AGAINST it.

UMB’s shareholders overwhelmingly rejected, each of the last four years, a substantially identical proposal that had been introduced by the same individual shareholder.

The proponent introduced a substantially identical resolution at our annual meetings in 2013, 2014, 2015 and 2016.

The resolution in 2013 garnered only 31.23% of the shares voted, in 2014 only 14.86%, in 2015 only 24.78% and in 2016 only 21.2%.

This repeated rejection of the proponent’s resolution reflects a recognition among UMB’s shareholders that a robust counterbalancing governance structure already exists and is functioning effectively.

The Lead Director and the Board provide independent leadership and oversight of management.

The Lead Director and the Board are vigilant in exercising independent leadership and oversight of management and in sustaining a governance structure that fosters their ability to do so.

•	10 of the 12 directors/director candidates—including the Lead Director—have been determined to be independent.

•	All of the directors on the Compensation Committee, the Audit Committee, the Governance Committee, and the Risk Committee have been determined to be independent.

•

The Lead Director meets separately with the Chair and Chief Executive Officer on a quarterly or more frequent basis to discuss matters of importance to the independent directors and to facilitate the Board’s oversight of management.

•	The Lead Director also exercises the following responsibilities:

¡	presiding at meetings of the Board when the Chair is not present,

¡	convening and presiding over periodic meetings of the independent directors (at which only independent directors are present),

¡	approving agendas for meetings of the Board and information to be sent to the Board,

¡	approving schedules of meetings of the Board to ensure that sufficient time is afforded to discuss all agenda items,

¡	serving as a liaison between the independent directors and the Chair,

¡

acting as the informal spokesperson for the independent directors, and as noted earlier, holding periodic meetings with the Chair and Chief Executive Officer to discuss matters of importance to the independent directors and helping to facilitate the Board’s oversight of management,

¡	serving as an advocate for the interests of UMB’s shareholders,

¡	ensuring, if requested by major shareholders of UMB, that the Lead Director is available for consultation and direct communications, and

¡	coordinating the activities of the other independent directors and performing such other duties and responsibilities as a majority of the independent directors may specify from time to time.

•

The Chair and Chief Executive Officer meets separately with the Lead Director and the independent Chairs of the Compensation Committee, the Audit Committee, the Governance Committee, and the Risk Committee on a semiannual basis to discuss and receive advice on UMB’s strategic objectives, risks, and performance.

•

The independent directors meet in executive session on a quarterly or more frequent basis. In addition, together with the rest of the Board, the independent directors act to ensure that UMB maintains and operates under robust Governance Guidelines and are vigorously engaged in overseeing and directing the business and affairs of UMB, including the following:

¡	selecting and evaluating the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning,

¡	reviewing, approving, and advising management on the business strategies of UMB, significant corporate actions, and major transactions, and

¡	reviewing assessments of, and advising management with respect to, material risks and issues facing UMB.

•

The Board strikes a thoughtful balance between renominating independent directors who have deep experience with UMB and nominating new independent director candidates who bring fresh and diverse perspectives. For the 10 independent director candidates being nominated at this Annual Meeting, their years of first nomination span 2017 (2), 2016 (2), 2015, 2007, 2003, 2000 (2), and 1998.

Further, the Board believes that the resignation of the Chief Operating Officer and the change in position within UMB of the Chief Financial Officer were entirely unrelated to any issues concerning the leadership position of Mariner Kemper.

As notable as any other point, the Board—which is over two-thirds independent—already has the power to appoint an independent Chair if judged to be in the best interests of UMB and its shareholders. Mariner Kemper, however, possesses a wealth of institutional knowledge and industry expertise, acts as a valuable bridge between the Board and management, fosters an atmosphere of inclusion and openness within the Board, generates productive dialogue among the directors, and effectively moves the Board’s deliberative and decisionmaking process forward while actively building consensus along the way. As a result, the Board has concluded that the appointment of an independent Chair at this time would only do a disservice to UMB and its shareholders.

The existing leadership and governance structure has served UMB’s shareholders well.

The Board firmly believes that UMB’s shareholders have been well served by the existing governance structure, by the leadership of Mariner Kemper as Chair and Chief Executive Officer, and by a core tenet instilled in UMB by Crosby Kemper, Jr. and now Mariner—to do what’s right, not what’s popular. Nowhere is this more evident than in the stability of UMB through the recent financial crisis and the strong total shareholder return that has been generated over the years by its sound approach to banking and its diversified business model.

For all of these reasons, the Board recommends that shareholders vote AGAINST this proposal.

INFORMATION ABOUT THE DELIVERY OF PROXY MATERIALS

SEC rules allow the delivery of one proxy statement, annual report, or notice of internet availability of proxy materials, as applicable, to all shareholders who share an address if specified conditions are met. This is called “householding” and can minimize the costs involved in printing and delivering proxy materials as well as the associated impact on the environment. For eligible shareholders who share an address, we are sending only one proxy statement, annual report, or notice of internet availability, as applicable, to that address unless we received instructions to the contrary from any shareholder at that address.

If you are the beneficial owner but not the record holder of UMB stock, your broker, bank, or other nominee may household our proxy statements, annual reports, or notices of internet availability, as applicable, for all shareholders at your address unless that nominee has received contrary instructions from one or more of the affected shareholders. If you want this householding to cease or if you want householding to commence, please notify your broker, bank, or other nominee.

If you did not receive a separate copy of our proxy statement, annual report, or notice of internet availability, as applicable, we will promptly provide you with a separate copy if you request one by writing us at UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106, or by calling us at (816) 860-7000 and asking for the Corporate Legal Department.

SHAREHOLDER PROPOSALS

For a shareholder proposal to be considered for inclusion in our proxy materials for the 2018 annual meeting of shareholders, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—on or before November 14, 2017. We recommend that any shareholder proposal be delivered by means that provide proof of the date of delivery, such as certified mail (postage prepaid and return receipt requested). Please note that SEC Rule 14a-8 addresses when we must include a shareholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent.

For any shareholder proposal that is not submitted for inclusion in our proxy materials under SEC Rule 14a-8 (including any shareholder nomination), our Bylaws require that the proposing shareholder provide us with advance written notice. To be timely, the notice must be received by the Secretary at our principal executive offices (1) if the meeting is to be held on a day that is not more than 30 days from the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day and not earlier than the close of business on the 150th day before the date of the release of our proxy statement to shareholders in connection with the previous year’s annual meeting or (2) otherwise not later than the close of business on the 10th day following the date when we provide notice or public disclosure of the date of the meeting. Our Bylaws also require that the proposing shareholder furnish specified information about the proponent and the proposal to afford us and other shareholders a reasonable opportunity to consider the business that is proposed to be brought before the meeting. For any shareholder proposal that is not submitted for inclusion in our proxy materials for the 2018 annual meeting of shareholders under SEC Rule 14a-8 (including any shareholder nomination) but that is sought to be presented directly at that annual meeting under our Bylaws, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—not later than the close of business on November 14, 2017, and not earlier than the close of business on October 15, 2017. Otherwise, the proposal will be considered untimely under SEC Rule 14a-5(e)(2).

*    *    *    *    *

This proxy statement is provided to you by order of the Board of Directors

John C. Pauls

Secretary

UMB Financial Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposal 2, for THREE years on Proposal 3, FOR

Proposal 4, and AGAINST Proposal 5.

1. The election of 12 directors for terms ending at the 2018 annual meeting of shareholders.

For Withhold For Withhold For Withhold

01 - Robin C. Beery 02 - Kevin C. Gallagher 03 - Greg M. Graves

04 - Alexander C. Kemper 05 - J. Mariner Kemper 06 - Gordon Lansford, III

07 - Timothy R. Murphy 08 - Kris A. Robbins 09 - L. Joshua Sosland

10 - Dylan E. Taylor 11 - Paul Uhlmann III 12 - Leroy J. Williams, Jr.

For Against Abstain 1 Year 2 Years 3 Years Abstain

2. Approval, on an advisory basis, on the compensation paid to 3. Recommendation, on an advisory basis, on the our named executive officers. frequency of future advisory votes on the

For Against Abstain compensation of our named executive officers.For Against Abstain

4. The ratification of the Corporate Audit Committee’s 5. If properly introduced at the meeting, a shareholder proposal engagement of KPMG LLP as UMB’s independent registered for the adoption of a policy requiring an independent Chair public accounting firm for 2017. of UMB’s Board of Directors.

6. Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1UP X3183972+

02JEHC

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — UMB Financial Corporation

1010 Grand Blvd. Kansas City, MO 64106

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 25, 2017

The undersigned hereby appoints J. Mariner Kemper and Michael D. Hagedorn or any of them, with full power of substitution as proxies, to represent and vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 25, 2017, at 9:00 a.m., and any adjournment or postponement of the meeting. This proxy revokes all prior proxies given by the undersigned.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in their discretion with respect to any other matters that are properly brought before the Annual Meeting or any adjournment or postponement of the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction, will be voted FOR all the director nominees listed in Proposal 1, FOR Proposal 2, for THREE years on Proposal 3, FOR Proposal 4, and AGAINST Proposal 5. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed granted.

In their discretion, the persons named as proxy holders or their substitutes are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C123456789

IMPORTANT ANNUAL MEETING INFORMATION 000004

000000000.000000 ext 000000000.000000 ext

ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

MR A SAMPLE Electronic Voting Instructions

DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week!

ADD 1

ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy.

ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 1:00 p.m., Central Time, on April 20, 2017.

Vote by Internet

Go to www.envisionreports.com/UMBF

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Employee Plan Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposal 2, for THREE years on Proposal 3, FOR Proposal 4, and AGAINST Proposal 5.

1. The election of 12 directors for terms ending at the 2018 annual meeting of shareholders. +

For Withhold For Withhold For Withhold

01 - Robin C. Beery 02 - Kevin C. Gallagher 03 - Greg M. Graves

04 - Alexander C. Kemper 05 - J. Mariner Kemper 06 - Gordon Lansford, III

07 - Timothy R. Murphy 08 - Kris A. Robbins 09 - L. Joshua Sosland

10 - Dylan E. Taylor 11 - Paul Uhlmann III 12 - Leroy J. Williams, Jr.

For Against Abstain 1 Year 2 Years 3 Years Abstain

2. Approval, on an advisory basis, on the compensation paid to 3. Recommendation, on an advisory basis, on the our named executive officers. frequency of future advisory votes on the

For Against compensation of our named executive officers. For Against Abstain Abstain

4. The ratification of the Corporate Audit Committee’s 5. If properly introduced at the meeting, a shareholder proposal engagement of KPMG LLP as UMB’s independent registered for the adoption of a policy requiring an independent Chair public accounting firm for 2017. of UMB’s Board of Directors.

6. Any other business that may be properly considered at the meeting or any adjournment or postponement of the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM1UP X 3183974 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

02JEJC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Employee Plan Card — UMB Financial Corporation

1010 Grand Blvd. Kansas City, MO 64106

CONFIDENTIAL VOTING INSTRUCTIONS TO: BMO HARRIS BANK N. A. AS TRUSTEE UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN OF UMB FINANCIAL CORPORATION AND THE UMB PROFIT SHARING AND 401(K) SAVINGS PLAN

I hereby direct that the voting rights pertaining to the common stock of UMB Financial Corporation held by the Trustee and attributable to my account(s) in the above-described plans shall be exercised at the Annual Meeting of Shareholders to be held April 25, 2017 at 9:00 a.m., or any adjournment or postponement of the meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1-5 and on such other matters that may be properly considered at the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name appears on the reverse side of this card. Your ESOP shares will be voted by the Trustee in the Trustee’s discretion unless your vote is received by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 20, 2017. Your 401(k) shares will be voted in proportion to the way that other 401(k) shares are voted unless your vote is received by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 20, 2017.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +